UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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HLTH CORPORATION

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HLTH CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 18, 2007

To The Stockholders of HLTH Corporation:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of HLTH Corporation will be held at 9:30 a.m., Eastern time, on September 18, 2007, at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, for the following purposes:

1. To elect three Class III directors of HLTH, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2010 or until his successor is elected and has qualified or his earlier resignation or removal; and

2. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor for the fiscal year ending December 31, 2007; and

3. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

None of the proposals requires the approval of any other proposal to become effective.

Only stockholders of record at the close of business on August 8, 2007 will be entitled to vote at this meeting. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors
of HLTH Corporation

Charles A. Mele
Executive Vice President,
General Counsel and Secretary

Elmwood Park, New Jersey
August 13, 2007

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

NOTE REGARDING NAME CHANGE

Effective May 16, 2007, we changed our name from Emdeon Corporation to HLTH Corporation. The ticker symbol for our Common Stock, which is listed on the Nasdaq Global Select Market, remained HLTH. In connection with the name change, the CUSIP number for our Common Stock changed to: 40422Y 101. Stockholders are not required to exchange currently outstanding stock certificates for new stock certificates. Our Annual Report on Form 10-K was filed with the Securities and Exchange Commission prior to the name change. Accordingly, the text of that Report, which is included in the Annual Report to Stockholders that accompanies this Proxy Statement, refers to our company as Emdeon.

We had agreed to change our name in connection with the sale of a 52% interest in Emdeon Business Services to an affiliate of General Atlantic LLC completed in November 2006. Emdeon Business Services owns and continues to use the Emdeon name and related trademarks.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.

The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ANNEX A
ANNEX B
ANNEX C

HLTH CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 18, 2007

This Proxy Statement and the enclosed form of proxy are furnished to stockholders of HLTH Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Common Stock, par value $0.0001 per share, for use at our Annual Meeting of Stockholders to be held on September 18, 2007, at 9:30 a.m., Eastern time, at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, and at any adjournment or postponement thereof. The date of this Proxy Statement is August 13, 2007 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August 16, 2007.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

The following proposals will be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of three Class III directors of HLTH, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2010 or until his successor is elected and has qualified or his earlier resignation or removal. The three nominees are:

Mark J. Adler, M.D.
Kevin M. Cameron
Herman Sarkowsky

•	Proposal 2: A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor for the fiscal year ending December 31, 2007.

Our Board of Directors recommends a vote “FOR” the election of each of the nominees for director listed in Proposal 1 and “FOR” Proposal 2.

VOTING RIGHTS AND RELATED MATTERS

Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	FOR the election of each of the nominees for director listed below in Proposal 1; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor for the fiscal year ending December 31, 2007.

Neither of the proposals requires the approval of the other proposal to become effective.

A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Secretary of HLTH, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Our Board of Directors does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their judgment.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on August 8, 2007 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our stock at the close of business on the record date are entitled to notice of and to vote at the meeting. Votes may be cast either in person or by properly executed proxy.

As of the close of business on the record date, there were 181,410,995 shares of our Common Stock outstanding and entitled to vote held of record by approximately 3,400 stockholders, although we believe that there are approximately 50,000 beneficial owners of our Common Stock. Unvested shares of restricted Common Stock granted under our equity compensation plans (which we refer to as HLTH Restricted Stock) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of Common Stock. No other voting securities of HLTH are outstanding.

Vote and Quorum Required

On all matters to be considered at the Annual Meeting, each share of HLTH Common Stock is entitled to one vote per share.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of HLTH Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a broker non-vote). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Proposal 1 (Election of Directors).  Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the three nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for election.

Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm).  The affirmative vote of the holders of a majority of the outstanding shares present or represented at the meeting and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as HLTH’s independent auditor described in Proposal 2. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of that proposal. Accordingly, an abstention from voting on Proposal 2 will have the same effect as a vote against that proposal. Broker non-votes with respect to Proposal 2 will not be considered as present or represented at the meeting for purposes of that Proposal and, accordingly, will have no impact on the outcome of the vote with respect to Proposal 2.

Expenses of Proxy Solicitation

We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.

No Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The charts below list our directors and executive officers and are followed by biographic information about them.

Directors

Name	Age	Positions

Mark J. Adler, M.D.(3)(4)	50	Director; Chairman of the Compensation Committee
Paul A. Brooke(1)(2)(5)(6)	61	Director
Kevin M. Cameron(1)	41	Director; Chief Executive Officer
Neil F. Dimick(4)(5)	58	Director; Chairman of the Nominating Committee; Chairman of the Governance & Compliance Committee
James V. Manning(1)(2)(4)	60	Director; Chairman of the Audit Committee
Herman Sarkowsky(3)(5)(6)	81	Director
Joseph E. Smith(1)(2)(3)(6)	68	Director
Martin J. Wygod(1)	67	Chairman of the Board

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Governance & Compliance Committee

(5)	Member of the Nominating Committee

(6)	Member of the Related Parties Committee

For a description of each of the standing committees of the Board of Directors and other corporate governance matters, see “Corporate Governance” below. Dr. Adler and Messrs. Dimick, Manning and Wygod are also members of the Board of Directors of WebMD Health Corp., our publicly traded subsidiary, which we refer to in this Proxy Statement as WHC. HLTH, through its ownership of WHC Class B Common Stock owns approximately 84% of the total outstanding common stock of WHC and approximately 96% of the combined voting power of WHC’s outstanding common stock.

Executive Officers

Name	Age	Positions

Kevin M. Cameron	41	Chief Executive Officer
Mark D. Funston	47	Executive Vice President and Chief Financial Officer
Wayne T. Gattinella	55	CEO and President of our WebMD segment
Arthur Lehrer	57	CEO and President of our ViPS segment
Charles A. Mele	51	Executive Vice President, General Counsel and Secretary
William G. Midgette	51	CEO of our Porex segment
Martin J. Wygod	67	Chairman of the Board

Mark J. Adler, M.D., has been a director of our company since September 2000. Since September 2005, he has also served as a member of the Board of Directors of our WebMD Health Corp. subsidiary. Dr. Adler is an oncologist and has, for more than five years, been CEO and Medical Director of the San Diego Cancer Center and a director of the San Diego Cancer Research Institute. Until April 2006, he had also been, for more than five years, the Chief Executive Officer of the internal medicine and oncology group of Medical Group of North County, which is based in San Diego, California, and he continues to be a member of that Medical Group. He also serves on the Scientific Advisory Board of Red Abbey Venture Partners, a private investment firm.

Paul A. Brooke has been a director of our company since November 2000. Mr. Brooke has been Chairman of the Board of Alsius Corporation, a medical device company, since June 2007 and was Chairman of the Board and Chief Executive Officer of a predecessor company from 2005 to June 2007. Mr. Brooke has been the Managing Member of PMSV Holdings LLC, a private investment firm, since 1993. Mr. Brooke has also been a Senior Advisor to Morgan Stanley since April 2000. From 1997 through 2006, he was a Venture Partner of MPM Capital, a venture capital firm specializing in the healthcare industry. From 1983 until April 1999, Mr. Brooke was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley. From April 1999 until May 2000, he was a Managing Director at Tiger Management LLC. He serves as a member of the Boards of Directors of the following other public companies: Incyte Corporation, a drug discovery company; and Viropharma Incorporated, a pharmaceutical company.

Kevin M. Cameron has served as a director and as Chief Executive Officer of our company since October 2004. From November 2005 until November 2006, Mr. Cameron also served as Acting CEO of Emdeon Business Services, which was then one of our segments. Mr. Cameron has held senior executive positions at our company and its predecessors since April 2000. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman. From September 2000 to January 2002, he served as Executive Vice President, Business Development of our company and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with our company in September 2000, Mr. Cameron served as Executive Vice President, Business Development of a predecessor to HLTH. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney, which is now part of Citigroup.

Neil F. Dimick has been a director of our company since December 2002. Since September 2005, he has also served as a member of the Board of Directors of our WebMD Health Corp. subsidiary. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002 and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the Boards of Directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease.

Mark D. Funston has served as Executive Vice President and Chief Financial Officer of our company since November 2006 and of WHC since August 11, 2007. Prior to joining HLTH, Mr. Funston was Interim Chief Financial Officer of Digital Harbor, Inc., a privately held software company, from November 2005. Prior to that, Mr. Funston served as Chief Financial Officer of Group 1 Software, Inc., a publicly traded software company, from 1996 until its acquisition by Pitney Bowes in 2004. From 1989 to 1996, Mr. Funston was Chief Financial Officer of COMSAT RSI, Inc. (formerly Radiation Systems, Inc.), a publicly traded telecommunications manufacturing company acquired by COMSAT Corporation in 1994.

Wayne T. Gattinella has served as President of our WebMD segment since August 2001 and as its Chief Executive Officer since April 2005. Since May 2005, he has held the same positions at our WebMD Health Corp. subsidiary and has also served as a member of its Board of Directors. Prior to joining our company, Mr. Gattinella was Executive Vice President and Chief Marketing Officer for PeoplePC, an Internet service provider, from April 2000 to August 2001. From February 1998 to March 2000, Mr. Gattinella was President of North America for MemberWorks, Inc., a marketing services company.

Arthur Lehrer has served as Chief Executive Officer and President of our ViPS segment since June 2006. Prior to that, Mr. Lehrer served as General Manager of ViPS’ Government Solutions Group for more than five years and in other management positions at ViPS since 1983.

James V. Manning has been a director of our company since September 2000 and, prior to that, was a member of a predecessor company’s Board of Directors for more than five years. Since September 2005, he has also served as a member of the Board of Directors of our WebMD Health Corp. subsidiary.

Charles A. Mele has been Executive Vice President, General Counsel and Secretary of our company since January 2001 and has served in senior executive positions for our company and predecessor companies since 1995.

William G. Midgette has been Chief Executive Officer of our Porex segment since August 2002. For more than five years prior to that, Mr. Midgette served in senior management positions at C. R. Bard, Inc., a healthcare products company, the last of which was President, Bard International.

Herman Sarkowsky has been a director of our company since November 2000 and, prior to that, was a member of a predecessor company’s Board of Directors for more than five years. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years.

Joseph E. Smith has been a director of our company since September 2000. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith serves on the Board of Directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, and on the Board of Trustees of the International Longevity Center, a non-profit organization. He also serves as a director of Esprit Pharma, Inc., a privately-held specialty pharmaceutical firm.

Martin J. Wygod has served as Chairman of the Board of Directors of our company since March 2001 and as a director since September 2000. Since May 2005, he has also served as Chairman of the Board of our WebMD Health Corp. subsidiary. From October 2000 until May 2003, Mr. Wygod also served as our Chief Executive Officer. From September 2000 until October 2000, Mr. Wygod served as Co-Chief Executive Officer of our company. Mr. Wygod is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc.

No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of HLTH and any other person pursuant to which any of them were selected as a director or executive officer.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of August 1, 2007 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of our Common Stock, by our directors, by our Named Executive Officers, and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361.

	Common				Percent of
Name and Address of Beneficial Owner	Stock(1)		Other(2)	Total Shares	Outstanding(2)

FMR Corp.(3)	20,752,684		—	20,752,684	11.4%
82 Devonshire Street
Boston, Massachusetts 02109
CalPERS/PCG Corporate Partners LLC(4)	10,648,297		—	10,648,297	5.9%
c/o Pacific Corporate Group LLC
1200 Prospect Street, Suite 200
La Jolla, California 92037
Mark J. Adler, M.D.	10,600	(5)	195,999	206,599	*
Paul A. Brooke	371,667	(6)	169,999	541,666	*
Kevin M. Cameron	625,156	(7)	2,094,668	2,719,824	1.5%
Neil F. Dimick	—		17,915	17,915	*
Mark Funston	60,000	(8)	—	60,000	*
Wayne T. Gattinella	21,518		489,881	511,399	*
James V. Manning	568,515	(9)	207,999	776,514	*
Charles A. Mele	278,446	(10)	1,890,500	2,168,946	1.2%
Herman Sarkowsky	495,996		369,999	865,995	*
Joseph E. Smith	29,250		125,999	155,249	*
Martin J. Wygod	7,723,736	(11)	3,835,000	11,558,736	6.2%
All executive officers and directors as a group (13 persons)	10,062,198		9,849,209	19,911,407	10.4%

*	Less than 1%.

(1)	The amounts set forth in this column include 156, 1,855 and 236 shares of HLTH Common Stock held in the respective accounts of each of Messrs. Cameron, Mele and Wygod in the HLTH 401(k) Plan (which we refer to in this table as 401(k) Plan Shares), all of which are vested in accordance with terms of the Plan. The amount set forth in this column for “All executive officers and directors as a group” includes 2,247 401(k) Plan Shares, all of which are vested in accordance with the terms of the HLTH 401(k) Plan. Messrs. Cameron, Funston, Mele and Wygod are beneficial owners of shares of HLTH Restricted Stock in the respective amounts stated in the footnotes below. Holders of HLTH Restricted Stock have voting power, but not dispositive power, with respect to unvested shares of HLTH Restricted Stock. For information regarding the vesting schedules of the HLTH Restricted Stock, see “Executive Compensation — Executive Compensation Tables — Outstanding Equity Awards at End of 2006” below.

(2)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of Common Stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other” with respect to each person listed, the number of shares of HLTH Common Stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of August 1, 2007. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of August 1, 2007 (which was 181,296,374, including unvested shares of HLTH Restricted Stock) plus, for each other listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(3)	The information shown is as of December 31, 2006 and is based upon information disclosed by FMR Corp., Fidelity Management and Research Company, Fidelity Growth Company Fund and Edward C. Johnson, 3d in a Schedule 13G filed with the SEC. Such persons reported that FMR Corp. and the other members of the filing group had, as of December 31, 2006, sole power to dispose of or to direct the disposition of 20,752,684 shares of HLTH Common Stock and sole power to vote or to direct the vote of

332,506 shares of HLTH Common Stock. Sole power to vote the other shares of HLTH Common Stock beneficially owned by the filing group resides in the respective boards of trustees of the funds that have invested in the shares. The interest of Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 8,143,200 shares of HLTH Common Stock as of December 31, 2006.

(4)	The information shown is as of December 31, 2006 and is based upon information disclosed by CalPERS/PCG (which was then the record owner of all 10,000 shares of HLTH Convertible Redeemable Exchangeable Preferred Stock) in a Schedule 13G filed with the SEC jointly with PCG Corporate Partners Investments LLC (“PCG”) and Pacific Corporate Group Holdings, LLC (“Pacific Corporate Group”), but reflects the subsequent conversion of all the outstanding HLTH Prferred Stock. PCG, the manager of CalPERS/PCG, is a wholly owned subsidiary of Pacific Corporate Group. In the Schedule 13G, PCG and Pacific Corporate Group expressly disclaim their beneficial ownership of the shares owned by CalPERS/PCG.

(5)	Represents 10,000 shares held by Dr. Adler and 600 shares held by Dr. Adler’s son.

(6)	Represents 170,000 shares held by Mr. Brooke and 201,667 shares held by PMSV Holdings LLC, of which Mr. Brooke is the managing member.

(7)	Represents 147,625 shares held by Mr. Cameron, 156 401(k) Plan Shares and 477,375 unvested shares of HLTH Restricted Stock.

(8)	Represents 60,000 unvested shares of HLTH Restricted Stock.

(9)	Represents 503,018 shares held by Mr. Manning (including 12,500 through an IRA), 3,000 shares held by Mr. Manning’s wife through an IRA, and 62,497 shares held by the WebMD Health Foundation, Inc., a charitable foundation of which Messrs. Manning and Wygod are trustees and share voting and dispositive power.

(10)	Represents 61,591 shares held by Mr. Mele, 1,855 401(k) Plan Shares, 100,000 unvested shares of HLTH Restricted Stock and 115,000 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Mele and Wygod are trustees and share voting and dispositive power.

(11)	Represents 6,977,071 shares held by Mr. Wygod, 236 401(k) Plan Shares, 400,000 shares of unvested HLTH Restricted Stock, 5,000 shares held by Mr. Wygod’s spouse through an IRA, 2,600 shares held in a trust for which Mr. Wygod’s spouse is a trustee, 161,332 shares held by SYNC, Inc., which is controlled by Mr. Wygod, 62,497 shares held by the WebMD Health Foundation, Inc., a charitable foundation of which Messrs. Wygod and Manning are trustees and share voting and dispositive power, and 115,000 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Wygod and Mele are trustees and share voting and dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our Common Stock satisfied all applicable filing requirements under Section 16(a), except that Messrs. Gattinella and Midgette each reported in February 2007 on a Form 5 that shares of HLTH Common Stock held in a 401(k) Plan for their account (150 shares for Mr. Gattinella and 2,401 shares for Mr. Midgette) were tendered by the plan trustee, on their behalf, to HLTH in its tender offer in December 2006 for $12.00 per share, which should have been reported on Form 4 within two business days of completion of the tender offer.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors has eight members and is divided into three classes, two of which currently have three directors and one of which currently has two directors. At each Annual Meeting, the term of one of the classes of directors expires and HLTH stockholders vote to elect nominees for the directorships in that class for a new three-year term. At this year’s Annual Meeting, the terms of the three Class III directors, Mark J. Adler, M.D., Kevin M. Cameron and Herman Sarkowsky, will expire. The terms of Messrs. Dimick and Smith will expire at our Annual Meeting in 2008; and the terms of Messrs. Brooke, Manning and Wygod will expire at our Annual Meeting in 2009.

The Board of Directors, based on the recommendation of the Nominating Committee of the Board, has nominated Dr. Adler and Messrs. Cameron and Sarkowsky for re-election at the Annual Meeting, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2010 or until his successor is elected and has qualified or his earlier resignation or removal. For biographical information regarding the nominees and our other directors, see “Directors and Executive Officers” above.

The persons named in the enclosed proxy intend to vote for the election of Dr. Adler and Messrs. Cameron and Sarkowsky, unless you indicate on the proxy card that your vote should be withheld.

Our Board of Directors recommends a vote “FOR” the election of these nominees as directors.

We have inquired of each nominee and have determined that each will serve if elected. While our Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.

For information regarding corporate governance and related matters involving our Board of Directors and its committees, see “Corporate Governance” below. For information regarding the compensation of our non-employee directors, see “Non-Employee Director Compensation” below. Employees of HLTH who serve on our Board of Directors do not receive additional compensation for Board service.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors has eight members. Two of the members are also members of management and executive officers of HLTH: Mr. Cameron, our Chief Executive Officer; and Mr. Wygod, Chairman of the Board. Six of the members are non-employee directors: Dr. Adler and Messrs. Brooke, Dimick, Manning, Sarkowsky and Smith.

Our Board of Directors met 15 times during 2006. During 2006, each of our directors attended 75% or more of the meetings held by our Board and the Board committees on which he served. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent. The non-employee directors meet regularly in private sessions with the Chairman of the Board and also meet regularly without any employee directors or other HLTH employees present. HLTH’s Board of Directors encourages its members to attend our Annual Meetings of Stockholders. All but one of our directors attended our 2006 Annual Meeting.

Director Independence

Our Board of Directors has delegated to the Governance & Compliance Committee of the Board the authority to make determinations regarding the independence of members of the Board. The Governance & Compliance Committee has determined that Dr. Adler, and Messrs. Brooke, Dimick, Manning, Sarkowsky and Smith (all six of our non-employee directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of our Board and, with respect to the committees of our Board on which they serve, those applicable to the specific committees. The other two directors, Messrs. Cameron and Wygod, as current employees of our company, are not independent.

The Nasdaq independence definition includes a series of objective tests, including one relating to current employment and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Governance & Compliance Committee of our Board has made a subjective determination as to each non-employee director that no relationships exist which, in the opinion of the Governance & Compliance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Mr. Manning qualified as “independent,” the Governance & Compliance Committee considered (1) that he had previously served as an executive officer of a predecessor of HLTH, more than eight years ago and (2) that he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Sarkowsky qualified as “independent,” the Governance & Compliance Committee considered the fact that he and Mr. Wygod have jointly owned race horses. Each member of the Governance & Compliance Committee abstained from voting with respect to his own independence.

Communications with Our Directors

Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Nominating Committee or discussed at the next scheduled Nominating Committee meeting; or

•	if they relate to the operations of HLTH, forwarded to the appropriate officers of HLTH, and the response or other handling reported to the Board at the next scheduled Board meeting.

Committees of the Board of Directors

This section describes the roles of each of the Committees of our Board in the corporate governance of our company. Our Board of Directors currently has six standing committees: an Executive Committee, a Compensation Committee, an Audit Committee, a Governance & Compliance Committee, a Nominating Committee, and a Related Parties Committee. The Compensation Committee, the Audit Committee, the Governance & Compliance Committee, the Nominating Committee and the Related Parties Committee each has the authority to retain such outside advisors as it may determine to be appropriate.

With respect to certain committees, including the Audit Committee, the Compensation Committee and the Nominating Committee, a portion of their responsibilities are specified by SEC rules and NASDAQ listing standards. These Committees work with their counterparts at WHC where their responsibilities overlap or where they otherwise believe it is appropriate to do so. To assist in that coordination of responsibilities, the Chairpersons of our Audit Committee, Compensation Committee Governance & Compliance Committee and Nominating Committee are the same persons who hold those positions on those committees of the WHC Board.

Executive Committee.  The Executive Committee, which met three times during 2006, is currently comprised of Messrs. Brooke, Cameron, Manning, Smith and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.

Audit Committee.  The Audit Committee, which met 13 times during 2006, is currently comprised of Messrs. Brooke, Manning and Smith; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and NASDAQ Global Select Market listing standards and is financially literate, as required under applicable NASDAQ Global Select Market listing standards. In addition, the Board of Directors of HLTH has determined that Mr. Manning qualifies as an “audit committee financial expert,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002, based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.

The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of the Audit Committee Charter, as amended through July 26, 2007, is included as Annex A to this Proxy Statement. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of HLTH’s Code of Business Conduct. A copy of the joint HLTH and WHC Code of Business Conduct, as amended, was filed as Exhibit 14.1 to the Current Report on Form 8-K that we filed on February 9, 2006. The Code of Business Conduct applies to all directors and employees of HLTH and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of HLTH requires the approval of the Audit Committee and waivers will be disclosed on our corporate Web site, www.hlth.com in the “About HLTH” section, or in a Current Report on Form 8-K.

Compensation Committee.  The Compensation Committee, which met 12 times during 2006, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of the rules promulgated under Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable NASDAQ Global Select Market listing standards. The responsibilities delegated by the Board to the Compensation Committee include:

•	oversight of our executive compensation program and our incentive and equity compensation plans;

•	determination of compensation levels for, and grants of incentive and equity-based awards to, our executive officers and the terms of any employment agreements with them;

•	determination of compensation levels for non-employee directors; and

•	review of and making recommendations regarding other matters relating to our compensation practices.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of the Compensation Committee Charter, as amended through July 26, 2007, is included as Annex B to this Proxy Statement. For additional information regarding our Compensation Committee and its oversight of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” below.

Nominating Committee.  The Nominating Committee, which met once during 2006, is currently comprised of Messrs. Brooke, Dimick and Sarkowsky; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable NASDAQ Global Select Market listing standards. The responsibilities delegated by the Board to the Nominating Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders; and

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings.

The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the Nominating Committee Charter, as amended through July 26, 2007, is included as Annex C to this Proxy Statement. The Nominating Committee has not adopted specific objective requirements for service on the HLTH Board. Instead, the Nominating Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to HLTH;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to HLTH;

•	in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the HLTH Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•	in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or to have “financial sophistication” under applicable SEC rules and the listing standards of The NASDAQ Global Select Market;

•	in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

The Nominating Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating Committee, care of Secretary, HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. To facilitate consideration by the Nominating Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of HLTH if nominated and to be identified in HLTH’s proxy materials and the consent of the recommending stockholder to be named in HLTH’s proxy materials. The recommendation and related materials will be provided to the Nominating Committee for consideration at its next regular meeting.

Governance & Compliance Committee.  The Governance & Compliance Committee is currently comprised of Dr. Adler and Messrs. Dimick and Manning; Mr. Dimick is its Chairman. The Governance & Compliance Committee met twice in 2006. The responsibilities delegated by the Board to the Governance & Compliance Committee include:

•	evaluating and making recommendations to the Board regarding matters relating to the governance of HLTH;

•	assisting the Board in coordinating the activities of the Board’s other standing committees, including with respect to HLTH’s compliance programs and providing additional oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.

As part of its responsibilities relating to corporate governance, the Governance & Compliance Committee evaluates and makes recommendations to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in HLTH’s proxy statement.

The Governance & Compliance Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the Governance & Compliance Committee Charter, as amended through July 26, 2007, is included as Annex D to this Proxy Statement. Pursuant to that Charter, the membership of the Governance & Compliance Committee consists of the Chairpersons of the Nominating, Audit and Compensation Committees and the Chairperson of the Nominating Committee serves as the Chairperson of the Governance & Compliance Committee, unless otherwise determined by the Governance & Compliance Committee.

Related Parties Committee.  In September 2005, our Board of Directors established the Related Parties Committee. The Related Parties Committee is currently comprised of Messrs. Brooke, Sarkowsky and Smith. Each of the members of the Related Parties Committee is an independent director and none of its members serves as a director of our WebMD Health Corp. subsidiary (which we refer to as WHC). The Related Parties Committee met once during 2006. The responsibilities delegated by the Board to the Related Parties Committee include:

•	oversight of transactions between HLTH and WHC; and

•	oversight of other matters in which the interests of HLTH and WHC conflict or may potentially conflict.

Other Committees.  From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example:

•	Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler are members of a special committee of the Board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Messrs. Dimick, Manning and Wygod were members during 2005 and part of 2006 of a special committee of the Board that provided oversight with respect to information technology matters relating to Emdeon Business Services; and

•	Messrs. Wygod, Manning and Smith are members of a special committee of the Board authorized to make determinations relating to our stock repurchase program.

NON-EMPLOYEE DIRECTOR COMPENSATION

Introduction

This section describes the compensation paid by HLTH during 2006 to the members of our Board of Directors who are not also HLTH or WHC employees. We refer to these individuals as Non-Employee Directors. The Compensation Committee of the HLTH Board is authorized to determine the compensation of the Non-Employee Directors.

As described below, only two types of compensation were paid by HLTH to Non-Employee Directors in 2006 for their Board and Board Committee service: (1) cash and (2) a grant of non-qualified options to purchase HLTH Common Stock. None of the Non-Employee Directors received any other compensation from HLTH during 2006 and none of them provided any services to HLTH during 2006, except their service as a director. HLTH does not offer any deferred compensation plans or retirement plans to its Non-Employee Directors.

2006 Director Compensation Table

This table provides information regarding the value of the compensation of the Non-Employee Directors for 2006, as calculated in accordance with applicable SEC regulations. This table should be read together with the additional information under the headings “ — Cash Compensation” and “ — Option Grants” below.

	(b)
	Fees Earned or	(c)	(d)
(a)	Paid in Cash	Option Awards	Total
Name	($)	($)(1)(2)	($)

Mark J. Adler, M.D.(3)	95,000	67,939	162,939
Paul A. Brooke	107,500	67,939	175,439
Neil F. Dimick(3)	62,500	70,459	132,959
James V. Manning(3)	117,500	67,939	185,439
Herman Sarkowsky	97,500	67,939	165,439
Joseph E. Smith	107,500	67,939	175,439

(1)	The amounts reported in Column (c) above reflect the aggregate dollar amounts recognized by HLTH in 2006 for stock option awards for income statement reporting purposes under Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments” (disregarding any estimate of forfeitures related to service-based vesting conditions). See Note 4 (Stock-Based Compensation) to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The amounts reported in Column (c) reflect our accounting expense for these stock option awards, not amounts realized by our Non-Employee Directors. The actual amounts, if any, ultimately realized by our Non-Employee Directors from HLTH equity compensation will depend on the price of our Common Stock at the time they exercise vested stock options.

(2)	Under HLTH’s Amended and Restated 2000 Long-Term Incentive Plan (which we refer to as the 2000 Plan), Non-Employee Directors of HLTH automatically receive an award of 20,000 options to purchase HLTH Common Stock on each January 1, with an exercise price equal to the closing price on the last trading date of the prior year. The grants made on January 1, 2006 each had an exercise price of $8.46 per share and each had a total grant date fair value equal to $64,046, based on the methodology and assumptions referred to in Footnote 1 above. The following lists the total number shares of HLTH Common Stock subject to outstanding unexercised option awards held by each of our Non-Employee Directors as of December 31, 2006 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding Options	Exercise Price

Mark J. Adler, M.D.	216,000	$9.96
Paul A. Brooke	190,000	$7.56
Neil F. Dimick	37,916	$8.46
James V. Manning	228,000	$8.58
Herman Sarkowsky	415,000	$10.36
Joseph E. Smith	146,000	$11.49

See “ — Option Grants” below for additional information.

(3)	These three Non-Employee Directors of HLTH are also non-employee directors of WHC, for which they received compensation from WHC. For information regarding the compensation they received from WHC, see below under “Compensation for Service on WHC Board.”

Cash Compensation

Overview.  For each of the Non-Employee Directors, the amount set forth in Column (a) of the 2006 Director Compensation Table represents the sum of the following amounts, each of which is described below:

•	an annual retainer for service on the Board;

•	annual fees for service on standing Committees of the Board;

•	annual fees, if any, for serving as Chairperson of standing Committees of the Board; and

•	quarterly fees for service on other Committees of the Board.

Non-Employee Directors do not receive per meeting fees but are reimbursed for out-of-pocket expenses they incur in connection with attending Board and Board Committee meetings and our Annual Meeting of Stockholders.

Board Service.  Each Non-Employee Director receives an annual retainer of $30,000 for service on the HLTH Board.

Service on Standing Committees.  We pay annual fees for service on some of the standing committees of our Board, as well as an additional fee to the Chairperson of each of those Committees, in the following amounts:

Type of Service	Annual Fee

Membership on Audit Committee (Messrs. Brooke, Manning and Smith)	$15,000
Membership on Compensation Committee (Dr. Adler and Messrs. Sarkowsky and Smith) or Nominating Committee (Messrs. Brooke, Dimick and Sarkowsky)	$5,000
Membership on Governance & Compliance Committee (Dr. Adler and Messrs. Dimick and Manning) or Related Parties Committee (Messrs. Brooke, Sarkowsky and Smith)	$10,000
Chairperson of Compensation Committee (Dr. Adler) or Nominating Committee (Mr. Dimick)	$2,500
Chairperson of Audit Committee (Mr. Manning) or Governance & Compliance Committee (Mr. Dimick)	$10,000

The amounts of the fees payable to Non-Employee Directors for service on our Board and its standing Committees are determined by the Compensation Committee and may be changed by it from time to time. The Compensation Committee also has discretion to determine whether such compensation is paid in cash, in HLTH Common Stock or some other form of compensation.

Service on Other Committees.  Our Non-Employee Directors may also receive additional fees for service on committees established by the Board for specific purposes. Those fees are generally paid on a quarterly basis for the period that the committee exists and may be set by the Board, the Compensation Committee or the committee itself. Non-Employee Directors served on two such committees in 2006 and received the compensation described below:

•	Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler were each paid $47,500 for their service in 2006 as members of a special committee of the Board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. Members of this special committee will continue to receive compensation for their service on the committee. The current quarterly payment is $7,500 per member.

•	Messrs. Dimick and Manning were each paid $5,000 for their service in the first quarter of 2006 on a special committee of the Board that provided oversight with respect to information technology matters relating to Emdeon Business Services.

Option Grants

Annual Stock Option Grants.  On January 1 of each year, each Non-Employee Director receives options to purchase 20,000 shares of HLTH Common Stock pursuant to automatic annual grants of stock options under our 2000 Plan. The annual stock option awards are granted with a per-share exercise price equal to the fair market value of a share of HLTH Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2000 Plan and HLTH’s equity award grant practices, the fair market value is equal to the closing price of a share of HLTH Common Stock on the Nasdaq Global Select Market on the last trading day of the prior year. The vesting schedule for each automatic annual grant is as follows: 1/4 of the grant on the first anniversary of the date of grant and 1/48 of the grant on a monthly basis over the next three years (full vesting on the fourth anniversary of the date of grant). Each of our Non-Employee Directors received automatic annual grants of options to purchase 20,000 shares of HLTH Common Stock on January 1, 2007 (with an exercise price of $12.39 per share) and January 1, 2006 (with an exercise price of $8.46 per share). The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. Each such option is scheduled to expire, to the extent not previously exercised, ten years after the date of grant.

Under the 2000 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change in Control” of HLTH. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. For purposes of the 2000 Plan, a “Change in Control” generally includes (i) a change in the majority of the Board of Directors of HLTH without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of HLTH and the Compensation Committee determining that such transaction constitutes a change in control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction as a result of which HLTH’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power and (iv) consummation of a sale of all or substantially all of HLTH’s assets.

Discretionary Grants.  Our Non-Employee Directors may receive discretionary grants of stock options under the 2000 Plan. No discretionary grants were made in 2006.

Compensation for Service on WHC Board

Dr. Adler and Messrs. Dimick and Manning serve as non-employee directors of WHC and receive compensation from WHC for their service. The Compensation Committee of the WHC Board is authorized to determine the compensation of WHC’s non-employee directors.

Only two types of compensation were paid by WHC to its non-employee directors in 2006 for their Board and Board Committee service: (1) annual fees paid in the form of shares of WHC Class A Common Stock and (2) a grant of options to purchase WHC Class A Common Stock. None of WHC’s non-employee directors received any other compensation from WHC during 2006 and none of them provided any services to WHC during 2006, except their service as a director. WHC does not offer any deferred compensation plans or retirement plans to its non-employee directors.

This table provides information regarding the value of the compensation from WHC to the individuals listed for 2006, as calculated in accordance with applicable SEC regulations.

	(b)	(c)	(d)
(a)	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)(3)	($)

Mark J. Adler, M.D.	66,737	103,057	169,794
Neil F. Dimick	91,737	103,057	194,794
James V. Manning	84,237	103,057	187,294

(1)	Shares of WHC Class A Common Stock were issued by WHC on September 28, 2006 (the first anniversary of WHC’s initial public offering) in payment for annual fees for service on the WHC Board and its standing committees. These shares are not subject to vesting requirements or forfeiture. The amounts (expressed in dollars) of the fees are the same as those applicable to the HLTH Board and its standing Committees, as described above. For each individual listed in Column (a) of this table, the number of shares to be issued was determined by dividing the aggregate dollar amount of the fees by $34.45, the closing price of WHC Class A Common Stock on the NASDAQ Global Select Market on September 28, 2006. Dr. Adler received 1,378 shares of WHC Class A Common Stock; Mr. Dimick received 2,104 shares; and Mr. Manning received 1,886 shares. In addition, this column includes $19,237 for each individual, which reflects the aggregate dollar amounts recognized by WHC in 2006, for income statement reporting purposes under SFAS No. 123R (based on the methodology and assumptions referred to in Footnote 2 below), for grants of WHC Restricted Stock made to these directors at the time of WHC’s initial public offering.

(2)	The amounts reported in Column (c) above reflect the aggregate dollar amounts recognized by WHC in 2006 for stock option awards for income statement reporting purposes under SFAS No. 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). See “WHC Plans” in Note 4 (Stock-Based Compensation) to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The amounts reported in Column (c) reflect WHC’s accounting expense for these stock option awards, not amounts realized by the individuals listed in the table. The actual amounts, if any, ultimately realized by these individuals from WHC equity compensation will depend on the price of WHC Class A Common Stock at the time they exercise vested stock options or at the time of vesting of WHC Restricted Stock.

(3)	Under WHC’s 2005 Long-Term Incentive Plan (which we refer to as the WHC 2005 Plan), Non-Employee Directors of WHC automatically receive an award of 13,200 options to purchase WHC Class A Common Stock on each January 1, with an exercise price equal to the closing price on the last trading date of the prior year. The grants made on January 1, 2006 each had an exercise price of $29.05 per share and each had a total grant date fair value equal to $182,248, based on the methodology and assumptions referred to in Footnote 2 above. The Compensation Committee of the WHC Board has discretion to make other grants of options to purchase WHC Class A Common Stock to WHC’s non-employee directors, but did not do so in 2006. The following lists the total number of shares of WHC Class A Common Stock subject to outstanding unexercised option awards held by the listed individuals as of December 31, 2006 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding WHC Options	Exercise Price

Mark J. Adler, M.D.	26,400	$23.28
Neil F. Dimick	26,400	$23.28
James V. Manning	26,400	$23.28

In addition, as of December 31, 2006, each of the listed individuals held 3,300 shares of unvested WHC Restricted Stock that were granted at the time of WHC’s initial public offering.

EXECUTIVE COMPENSATION

Overview

This section of our Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals that we refer to as our Named Executive Officers. Under applicable SEC rules, our Named Executive Officers for 2006 consist of our Chief Executive Officer, two individuals that served as our Chief Financial Officer during that year and the three other executive officers of HLTH who received the most compensation for 2006. This section is organized as follows:

•	2006 Report of the Compensation Committee. This section contains a report of the Compensation Committee of our Board of Directors regarding the “Compensation Discussion and Analysis” section described below. The material in the 2006 Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that HLTH specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

•	Compensation Committee Interlocks and Insider Participation. This section contains information regarding certain types of relationships involving our Compensation Committee members.

•	Compensation Discussion and Analysis. This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of our Named Executive Officers for 2006 and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

•	Executive Compensation Tables. This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to our Named Executive Officers and related information.

•	Potential Payments and Other Benefits Upon Termination or Change in Control. This section provides information regarding amounts that could become payable to our Named Executive Officers following specified events.

•	Employment Agreements with Named Executive Officers. This section contains summaries of the employment agreements between HLTH (or our subsidiaries) and our Named Executive Officers. We refer to these summaries in various other places in this Executive Compensation section.

The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of our Board of Directors and its responsibilities, please see “Corporate Governance — Committees of the Board of Directors — Compensation Committee” above.

2006 Report of the Compensation Committee

The Compensation Committee of our Board of Directors provides oversight of HLTH’s compensation programs and makes specific compensation decisions regarding compensation of the Named Executive Officers and HLTH’s other executive officers. Set out below is the Compensation Discussion and Analysis section of this Proxy Statement. That section contains a discussion of HLTH’s executive compensation programs and policies and their application by the Compensation Committee in 2006 to the Named Executive Officers. The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the Compensation

Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Mark J. Adler, M.D. (Chairperson)
Herman Sarkowsky
Joseph E. Smith

Compensation Committee Interlocks and Insider Participation

Each of the Compensation Committee members whose name appears under the Compensation Committee Report was a Committee member for all of 2006. No current member of the Compensation Committee is a current or former executive officer or employee of HLTH or had any relationships in 2006 requiring disclosure by HLTH or WHC under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

None of HLTH’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the HLTH Board or the Compensation Committee of the WHC Board during the fiscal year ended December 31, 2006.

Compensation Discussion and Analysis

This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how the compensation of our Named Executive Officers for 2006 was determined under those policies and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

Overview of Types of Compensation Used by HLTH.  The compensation of our Named Executive Officers consists primarily of the following:

•	cash salary;

•	an annual cash bonus, the amount of which was determined, for 2006, by the Compensation Committee in its discretion;

•	special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion;

•	grants of non-qualified options to purchase shares of HLTH Common Stock, subject to vesting based on continued employment, with an exercise price that is equal to the fair market value of HLTH Common Stock on the grant date (and, in the case of certain Named Executive Officers, options to purchase shares of WHC Class A Common Stock, with an exercise price that is equal to the fair market value of WHC Class A Common Stock on the grant date); and

•	grants of shares of restricted HLTH Common Stock (which we refer to as HLTH Restricted Stock), subject to vesting based on continued employment and, in the case of Mr. Wygod only, shares of restricted WHC Class A Common Stock (which we refer to as WHC Restricted Stock), subject to vesting based on continued employment.

A discussion of the above types of compensation, to the extent used in 2006, follows under the heading “— Use of Specific Types of Compensation in 2006.” As more fully described below, the compensation of our other executives generally consists of the same types (other than WHC equity compensation), with the specific amounts determined by our Chief Executive Officer and other members of our senior management.

In determining the forms of compensation to be used by HLTH, the Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors. In addition, the Compensation Committee believes that it is important that compensation be understood by the employees who receive it and by our company’s investors. The Compensation Committee believes that our compensation programs, including the types of stock options and restricted stock that we use, are effective forms of compensation and well understood. We have not offered any deferred compensation plans to our executive officers or to our other employees. We have also not offered any retirement plans to our executive officers, other than 401(k) plans generally available to our employees. Subject to the terms of the HLTH 401(k) Savings and Employee Stock Ownership Plan (which we refer to as the HLTH 401(k) Plan), HLTH matches, in cash, 25% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by HLTH is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of an employee’s date of hire (with employees vesting immediately in any matching contribution made after the second anniversary). Our Named Executive Officers, other than Messrs. Mele and Wygod, chose to participate in the HLTH 401(k) Plan in 2006. WHC employees are eligible to participate in the HLTH 401(k) Plan. Our Porex and ViPS subsidiaries also sponsor 401(k) plans for their employees, including employees of such subsidiaries who are executive officers of HLTH.

Please see “Potential Payments and Other Benefits Upon Termination of Employment or Change in Control” below for a description of the potential payments that may be made to the Named Executive Officers in connection with a termination of employment or a change in control and “Employment Agreements with Named Executive Officers” for a description of the relevant provisions of those employment agreements.

Discussion of Compensation Policies.  The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•	Competitive with the market in order to help attract, motivate and retain highly qualified managers and executives. We seek to attract and retain talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. We have, in the past, granted and may continue to grant equity-based awards to a large portion of our employees, not just our executives. Those awards have been primarily in the form of non-qualified options to purchase HLTH Common Stock.

•	Performance-based to link executive pay to company performance over the short term and long term and to facilitate shareholder value creation. It is HLTH’s practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally ranging from three to four years. Through annual and long-term incentives, a major portion of the total potential compensation of HLTH’s executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company.

•	Designed to foster a long-term commitment by management. The Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to HLTH by our management team. The vesting schedules attributable to equity grants are typically 3 to 4 years with, in some cases (particularly for more senior executives), scheduled vestings that are smaller in the early vesting periods and greater in the later vesting periods.

The Compensation Committee has not retained outside consultants to assist it in implementing these policies or making specific decisions relating to executive compensation. The Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that are likely to compete with HLTH for the services of our executives and employees and that information is a factor used by the Committee in its decisions and in its general oversight of compensation practices at HLTH. However, the Compensation Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for HLTH compensation based on what other companies have done. Instead, in each compensation decision, the Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to HLTH of specific individuals. With respect to 2006 compensation, the Compensation Committee took into account recommendations made by the Chairman of the Board and the Chief Executive Officer of HLTH with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with the Chairman of the Board and the Chief Executive Officer the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for the other executive officers and amounts being paid to other HLTH executives.

HLTH’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters.

Key Events Affecting Compensation Decisions in 2006.  During 2006, we completed three significant transactions, selling two large businesses and repurchasing a significant portion of our outstanding Common Stock:

•	Sale of Emdeon Practice Services Segment. In September 2006, we sold our Emdeon Practice Services (or EPS) segment to Sage Software, Inc., an indirect wholly owned subsidiary of The Sage Group plc. We received net cash proceeds of approximately $532 million, which does not include $35 million being held in escrow as security for HLTH’s indemnification obligations under the Stock Purchase Agreement for the EPS Sale.

•	Sale of Emdeon Business Services Segment. In November 2006, we sold a 52% interest in our Emdeon Business Services (or EBS) segment to an affiliate of General Atlantic LLC. We received cash proceeds of approximately $1.2 billion and retained a 48% interest in the company that now owns EBS. The acquisition of EBS by that company was financed with approximately $925 million in bank debt and an investment of approximately $320 million by General Atlantic. The bank debt is not an obligation of or guaranteed by HLTH or any of HLTH’s subsidiaries.

•	Tender Offer. On October 20, 2006, we commenced a tender offer to purchase shares of our Common Stock, contingent upon the closing of the EBS Sale. On December 4, 2006, the tender offer was completed and, as a result, we repurchased 129,234,164 shares of our Common Stock at a price of $12.00 per share for an aggregate price of approximately $1.55 billion, using proceeds from the EPS Sale and EBS Sale. The shares purchased in the tender offer represented approximately 45% of the outstanding shares of our Common Stock immediately prior to the tender offer.

These transactions have substantially repositioned our company. For additional information regarding these transactions, see “Business — Significant Corporate Transactions During 2006” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2006 and Notes 2 and 3 to the Consolidated Financial Statements included in that Annual Report. The successful completion of these transactions was taken into consideration in compensation decisions with respect to 2006, both by the Compensation Committee in its decisions relating to executive officer compensation and by the Chief Executive Officer and other members of senior management in their decisions relating to other executives. In particular, the Compensation Committee considered the execution challenges that the sale transactions presented because of their size, because of industry dynamics and because of the demands placed upon senior management to continue to operate those businesses effectively while pursuing their potential sale. The Compensation Committee believes that HLTH’s senior management met these execution challenges exceptionally well and also performed well in managing HLTH’s other businesses during 2006.

Use of Specific Types of Compensation in 2006.

Base Salary.  The Compensation Committee reviews the base salaries of our executive officers from time to time, but has made few changes in those salaries in recent years except upon a change in position. No such changes were made in 2006. In general, it is the Committee’s view that increases in the cash compensation of our executive officers should be performance-based and achieved through the bonus-setting process, rather than through an increase in base salary. However, when the Compensation Committee contemplates an adjustment to base salary, various factors are considered, including: company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. Similar factors are considered by HLTH senior management in determining whether to make adjustments to salaries of other employees, and such changes are made more frequently.

Annual Cash Bonuses.  HLTH executives have the opportunity to earn annual cash bonuses. For executives who are not executive officers, individual target opportunities, as a percentage of their base salary, are generally established by our Chief Executive Officer and other members of senior management. These target percentages vary based on each executive’s level and scope of responsibility. Actual bonus amounts are determined considering an executive’s personal performance and the performance of HLTH during the year (which includes, in the case of executives working in specific business segments, the performance of that segment during the year).

With respect to HLTH’s executive officers, the amounts of their 2006 annual bonuses were determined by the Compensation Committee (or, in the case of Mr. Gattinella, by the WHC Compensation Committee) in its discretion, based upon its assessment of individual and company performance during the year (which includes, in the case of executives officers leading specific business segments, the performance of that segment during the year). In some years, bonus awards for some of our executive officers (particularly newly-hired executive officers) may be dictated by the terms of the executive’s employment agreement, providing for payment of a specified bonus amount or an amount within a specific range with respect to a specific employment period. No such requirements applied with respect to 2006. In addition, no pre-established performance targets were used in determining bonus amounts for executive officers for 2006; the Compensation Committee determined such amounts based on its assessment of the performance of HLTH and its business segments in 2006 (taking into consideration the extent to which financial and operational goals discussed by management and the Board during 2006 were achieved and the reasons for that) and its assessment of each executive officer’s individual performance and contributions during the year.

The following table lists the annual cash bonuses payable to the Named Executive Officers with respect to 2006, as well as with respect to 2005:

Named		Amount of	Amount of
Executive Officer	Title	2006 Annual Bonus	2005 Annual Bonus

Kevin C. Cameron	Chief Executive Officer	$780,000	$450,000
Mark Funston	Executive Vice President and Chief Financial Officer	$35,000	n/a
Wayne T. Gattinella	CEO and President, WebMD	$340,000	$280,000
Charles A. Mele	Executive Vice President, General Counsel & Secretary	$350,000	$325,000
Martin J. Wygod	Chairman of the Board	$780,000	$450,000

Mr. Gattinella’s annual cash bonus was approved by the Compensation Committee of WHC and ratified by the HLTH Compensation Committee, and was paid by WHC. Mr. Funston’s employment by HLTH began in mid-November of 2006 and the amount of his bonus was set by the Compensation Committee based on that part-year employment period. For information regarding amounts paid to Andrew C. Corbin (our former Chief Financial Officer) with respect to 2006, see “Employment Agreements with Named Executive Officers — Andrew C. Corbin.”

Special Cash Bonuses.  The Compensation Committee approved payment of the following special bonuses to Named Executive Officers in November 2006:

Named		Amount of
Executive Officer	Title	Special Bonus

Kevin C. Cameron	Chief Executive Officer	$2,750,000
Andrew C. Corbin	Former Chief Financial Officer and Former Chief Executive Officer, Emdeon Practice Services	$300,000
Charles A. Mele	Executive Vice President, General Counsel & Secretary	$1,000,000
Martin J. Wygod	Chairman of the Board	$2,750,000

The special bonuses were made in recognition of the contributions of the above Named Executive Officers to the completion of the EPS Sale and the EBS Sale and the related repositioning of our company, as well as their past contributions leading up to those transactions. The amounts of the special bonuses were determined by the Compensation Committee of the HLTH Board, in its discretion. No other special bonuses or other one-time payments were made to Named Executive Officers for 2006, except as described below under “Employment Agreements with Named Executive Officers — Andrew C. Corbin” with respect to amounts paid to Mr. Corbin pursuant to his employment agreement.

Equity Compensation.  We use two types of long-term incentives: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of HLTH Common Stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if the price of HLTH Common Stock increases after the grant date. Historically, long-term incentives at our company were comprised almost exclusively of stock option grants. However, in light of market trends and changes in the accounting treatment applicable to such option grants, we have increased our use of HLTH Restricted Stock as part of the mix of equity compensation for our executives and certain other employees. The Compensation Committee believes that equity compensation, subject to vesting periods of three to four years, encourages employees to focus on the long-term performance of HLTH. The amount that employees receive from equity awards increases when the price of HLTH Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to promote retention of employees during the vesting period.

The Compensation Committee has not made equity grants to our Named Executive Officers every year. In determining whether and when to make equity grants, the Compensation Committee considers the history of prior grants made to individual Named Executive Officers, their vesting status and the amounts that have been or may be realized by those individuals from those grants. In addition, the Compensation Committee considers factors similar to those it considers in its decisions relating to cash compensation, as described above, including factors relating to individual and company performance. Finally, larger grants are typically made to individuals the Compensation Committee believes have the greatest potential to affect the value of our company and improve results for stockholders. In 2006, the Compensation Committee granted options to purchase HLTH Common Stock and shares of HLTH Restricted Stock to each of our Named Executive Officers, other than Mr. Gattinella (whose grants are expected to come primarily from WHC since he is its Chief Executive Officer) and Mr. Corbin (who, as explained above, left HLTH in 2006). The material terms of those options are described below under “Executive Compensation Tables — Grants of Plan-Based Awards in 2006.” The grant to Mr. Wygod in January 2006 was made primarily because, at that time, he had no unvested options to purchase HLTH Common Stock and it was determined to be appropriate as a way to continue to motivate him to remain as Chairman of HLTH. No options to purchase HLTH Common Stock had been granted to Mr. Wygod since September 2001 as he did not participate in the March 2004 broad-based grant of options and restricted stock to executive officers, officers and other key employees. In addition, we granted awards of options and restricted stock to Messrs. Cameron, Mele and Wygod and certain other officers and key employees in October and November 2006 at the time of the EPS Sale and the EBS Sale. These grants were intended to motivate the recipients to remain in the employ of HLTH following the repositioning of our company as a result of those transactions. The grants to Mr. Funston were made in connection with his joining HLTH in November 2006.

Benefits and Perquisites.  Our executive officers are generally eligible to participate in HLTH’s benefit plans on the same basis as our other employees (including matching contributions to a 401(k) Plan and company-paid group term life insurance). HLTH, for the past several years, has maintained a sliding scale for the cost of employee premiums for its health plan, under which employees with higher salaries pay a higher amount. The limited perquisites (or “perks”) received by our executive officers in 2006 are described in the footnotes to the Summary Compensation Table and consisted primarily of car allowances. In addition, our executive officers (as part of a larger group of employees generally having a salary of $180,000 or more) receive company-paid supplemental disability insurance, the cost of which is listed in those footnotes.

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million per year paid to certain executive officers. It is the policy of the Compensation Committee to structure, where practicable, compensation paid to its executive officers so that it will be deductible under Section 162(m) of the Code. Accordingly, HLTH’s equity plans under which awards are made to officers and directors are generally designed to ensure that compensation attributable to stock options granted will be tax deductible by HLTH. However, cash bonuses for HLTH’s executive officers (including the special bonuses in 2006 described above) and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits on deductibility. In determining that the compensation of HLTH’s executive officers for 2006 was appropriate under the circumstances and in the best interests of HLTH and its stockholders, the Compensation Committee considered the amount of net operating loss carryforwards available to HLTH to offset income for Federal income tax purposes. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Executive Compensation Tables

This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts of compensation paid to our Named Executive Officers for services rendered during 2006 and related information. The tables included are:

•	Summary Compensation Table, which presents information regarding our Named Executive Officer’s total compensation and the types and value of its components; and

•	three tables providing additional information regarding our equity compensation, entitled: Grants of Plan-Based Awards in 2006; Outstanding Equity Awards at End of 2006; and Option Exercises and Stock Vested in 2006.

As permitted by the SEC rules relating to these tables, our tables reflect only the types of compensation that we pay. For example, since our only retirement plans are 401(k) plans, we do not include tables applicable to other types of retirement plans. For a general description of the types of compensation paid by HLTH and WHC, see “Compensation Discussion and Analysis — Overview of Types of Compensation.”

Summary Compensation Table

Table.  The following table presents information regarding the amount of the total compensation of our Named Executive Officers for services rendered during 2006, as well as the amount of the specific components of that compensation. The compensation reported in the table reflects all compensation to the Named Executive Officers by HLTH and its subsidiaries (including WHC and its subsidiaries). Amounts reflecting equity grants by HLTH are noted with an “H” and amounts reflecting equity grants by WHC are noted with a “W.”

(a)	(b)	(c)	(d)	(e)		(f)		(g)		(h)
				Stock		Option		All Other
Name and		Salary	Bonus	Awards		Awards		Compensation		Total
Principal Position	Year	($)	($)	($)(1)		($)(1)		($)		($)

Kevin M. Cameron	2006	660,000	3,530,000	714,830	H	1,682,494	H	17,552	(2)	6,843,998
Chief Executive Officer						239,122	W

						1,921,616
Mark D. Funston	2006	46,875	35,000	22,867	H	24,000	H	526	(3)	129,268
Executive VP and Chief Financial Officer
Wayne T. Gattinella	2006	560,000	340,000	46,977	H	229,800	H	8,313	(4)	2,585,752
Chief Executive Officer and				439,809	W	960,853	W

President of WebMD Segment				486,786		1,190,653
Charles A. Mele	2006	450,000	1,350,000	121,643	H	312,736	H	16,663	(5)	2,442,339
Executive VP, General Counsel						191,297	W

and Secretary						504,033
Martin J. Wygod	2006	975,000	3,530,000	629,691	H	709,598	H	10,847	(6)	7,255,798
Chairman of the Board				439,809	W	960,853	W

				1,069,500		1,670,451
Andrew C. Corbin	2006	458,942	675,000	238,692	H	893,181	H	59,723	(7)	2,325,538
Former Chief Financial Officer

(1)	The amounts reported in Columns (e) and (f) above reflect the aggregate dollar amounts recognized by HLTH in 2006 for stock awards and option awards for income statement reporting purposes under SFAS No. 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). See Note 4 (Stock-Based Compensation) to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The amounts reported in Columns (e) and (f) reflect our accounting expense for these equity awards, not amounts realized by our Named Executive Officers. The actual amounts, if any, ultimately realized by our Named Executive Officers from equity compensation will depend on the price of our Common Stock (or the price of WHC Class A Common Stock in the case of WHC equity awards) at the time they exercise vested stock options or at the time of vesting of restricted stock. Holders of shares of HLTH Restricted Stock and WHC Restricted Stock have voting power and the right to receive dividends, if any, that are declared on those shares, but their ability to sell those shares is subject to vesting requirements based on continued employment.

(2)	Consists of: (a) $3,300 in company matching contributions under the HLTH 401(k) Plan; (b) $1,712 for company-paid supplemental disability insurance; (c) $540 for company-paid group term life insurance; and (d) an automobile allowance of $12,000.

(3)	Consists of: (a) $433 in company matching contributions under the HLTH 401(k) Plan; and (b) $93 for company-paid group term life insurance.

(4)	Consists of: (a) $3,085 in company matching contributions under the HLTH 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $1,242 for company-paid group term life insurance.

(5)	Consists of: (a) $3,421 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000.

(6)	Consists of: (a) $3,989 for company-paid supplemental disability insurance; and $6,858 for company-paid group term life insurance.

(7)	Consists of: (a) $3,300 in company matching contributions under the HLTH 401(k) Plan; (b) $2,921 for company-paid supplemental disability insurance; (c) $540 for company-paid group term life insurance; (d) an automobile allowance of $11,539; (e) $21,546 for reimbursement of non-refundable costs of a vacation cancelled at company request; (f) $2,500 for reimbursement of attorney’s fees in connection with amending his employment agreement; and (g) $17,377 for reimbursement of amounts required to pay income taxes resulting from payment of the amounts described in clauses (e) and (f) of this footnote.

Additional Information.  The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers in 2006 and provides a dollar amount for total compensation. All amounts reported in the Summary Compensation Table for Mr. Gattinella reflect compensation from WHC, except for amounts reflecting grants of HLTH Restricted Stock and options to purchase HLTH Common Stock which he received prior to WHC’s initial public offering and which continue to vest in accordance with their terms. The amounts reported in the Summary Compensation Table for our other Named Executive Officer reflect compensation from HLTH, except for amounts reflecting grants of WHC Restricted Stock and options to purchase WHC Class A Common Stock.

Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to HLTH entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year are made by the Compensation Committee (or, in the case of Mr. Gattinella, by the WHC Compensation Committee) and are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the salary, bonus and equity compensation of our Named Executive Officers for 2006 and the decisions made by the Compensation Committee relating to 2006 compensation, see “Compensation Discussion and Analysis” above. In addition, the Named Executive Officers earned or were paid the other benefits listed in Column (g) of the Summary Compensation Table and described in footnotes 2 through 7 to the table. In the case of Mr. Funston, the Summary Compensation Table reflects compensation beginning in mid-November 2006, when he joined our company. For additional information regarding the compensation received by Mr. Corbin in connection with his leaving our company to join Sage Software following Sage Software’s purchase of Emdeon Practice Services from us, see “Employment Agreements with Named Executive Officers — Andrew C. Corbin” below.

Grants of Plan-Based Awards in 2006

Table.  The following table presents information regarding the equity incentive awards granted by HLTH to our Named Executive Officers during 2006. No grants were made by WHC to any of our Named Executive Officers during 2006. The material terms of each grant are described below under “Additional Information Regarding Plan-Based Awards.”

(a)	(b)	(c)	(d)	(e)	(f)	(g)
			All Stock		Exercise or
			Awards:	All Option Awards:	Base Price of
			Number of	Number of Securities	Option	Grant Date Fair Value of
	Approval	Grant	Shares of Stock	Underlying Options	Awards	Stock and Option Awards
Name	Date	Date	(#)	(#)	($/Sh)	($)

Kevin M. Cameron	10/23/06	10/23/06	300,000	900,000	11.86	7,510,080
Mark D. Funston	11/09/06	11/13/06	60,000	180,000	11.60	1,426,512
Wayne T. Gattinella	—	—	—	—	—	—
Charles A. Mele	10/23/06	10/23/06	100,000	300,000	11.86	2,503,360
Martin J. Wygod	1/27/06	1/27/06	150,000	600,000	8.77	3,307,260
	10/23/06	10/23/06	300,000	900,000	11.86	7,510,080

						10,817,340
Andrew C. Corbin	—	—	—	—	—	—

Additional Information.  Each stock option granted to our Named Executive Officers during 2006 and reported in Column (g) of the table above was granted pursuant to the 2000 Plan, except that a 500,000 share portion of the option grant made to Mr. Wygod in January 2006 was made under the 1996 Stock Plan. All such grants were made with a per-share exercise price equal to the fair market value of a share of the Common Stock of HLTH on the grant date. For these purposes, and in accordance with the terms of the 2000 Plan or the 1996 Stock Plan (as applicable) and HLTH’s option grant practices, the fair market value is equal to the closing price of a share of Common Stock of HLTH on the Nasdaq Global Select Market on the grant date. Each stock option granted to our Named Executive Officers in 2006 is subject to a four (4) year vesting schedule (with 25% vesting on each of the first four anniversaries of the grant date), other than the grants made to Messrs. Cameron, Mele and Wygod on October 23, 2006, which are scheduled to vest as follows: 27% of the grant vests on the first anniversary of the date of grant, 33% vests on the second anniversary and 40% vests on the third anniversary. Once vested, each stock option will generally remain exercisable until its normal expiration date. Each of the stock options granted to our Named Executive Officers in 2006 has a term of 10 years. For information regarding the effect on the vesting and exercisability of these stock options of the death, disability or termination of employment of a Named Executive Officer or a change in control of HLTH, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control” and “Employment Agreements with Named Executive Officers” below. If a Named Executive Officer’s employment is terminated by HLTH for cause, outstanding stock options (whether vested or unvested) will immediately terminate.

Each award of HLTH Restricted Stock to our Named Executive Officers in 2006 represents an award of HLTH Common Stock that is subject to certain restrictions, including restrictions on transferability, and was made under, and is subject to the terms of, the 2000 Plan. The restrictions lapse in accordance with the terms of the award agreement. Holders of shares of HLTH Restricted Stock have voting power and the right to receive dividends, if any, that are declared on those shares. The grants of HLTH Restricted Stock made to Mr. Wygod on January 27, 2006 are subject to a 3 year vesting schedule, with one-third vesting on each of the first three anniversaries of the date of grant. The grants of HLTH Restricted Stock made to Messrs. Cameron, Mele and Wygod on October 23, 2006 have the same vesting schedule as the option grants made to those individuals on that date described above. The grant to Mr. Funston vests in equal installments of 25% over 4 years. For information regarding the effect on vesting of HLTH Restricted Stock of the death, disability or termination of employment of a Named Executive Officer or a change in control of HLTH, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control” below.

The 2000 Plan and the 1996 Stock Plan are administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2000 Plan and the 1996 Stock Plan are generally only transferable to a beneficiary of a Plan participant upon his or her death. However, the Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

Outstanding Equity Awards at End of 2006

Table.  The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of December 31, 2006, including the vesting dates for the portions of these awards that had not vested as of that date. Awards of HLTH equity are indicated with “(H)” at the beginning of column (b) in the table and awards of WHC equity are indicated with “(W)” at the beginning of that column.

(a)	(b)			(c)		(d)	(e)	(f)	(g)		(h)	(i)
	Option Awards(1)								Stock Awards(2)
	Number of			Number of								Market
	Securities			Securities					Number of			Value of
	Underlying			Underlying					Shares of			Shares of
	Unexercised			Unexercised		Option			Stock That		Stock	Stock
	Options			Options		Exercise	Option	Option	Have Not		Award	That Have
	(#)			(#)		Price	Grant	Expiration	Vested		Grant	Not Vested
Name	Exercisable			Unexercisable		($)	Date	Date	(#)		Date	($)(3)

Kevin M. Cameron	(H	)	—	900,000	(4)	11.86	10/23/06	10/23/16	300,000	(4)	10/23/06	3,717,000
	(H	)	532,500	967,500	(5)	6.99	10/01/04	10/01/14	177,375	(5)	10/01/04	2,197,676
	(H	)	133,333	66,667	(6)	8.59	3/17/04	3/17/14	10,000	(7)	3/17/04	123,900
	(H	)	87,168	—		3.43	9/20/01	9/20/11	—		—	—
	(H	)	200,000	—		12.75	8/21/00	8/21/10	—		—	—
	(H	)	125,000	—		11.55	6/05/00	6/05/10	—		—	—
	(H	)	325,000	—		17.55	4/04/00	4/04/10	—		—	—
	(H	)	625,000	—		12.21	4/04/00	4/04/10	—		—	—
	(W	)	13,750	41,250	(9)	17.50	9/28/05	9/28/15	—		—	—
Mark D. Funston	(H	)	—	180,000	(9)	11.60	11/13/06	11/13/16	60,000	(9)	11/13/06	743,400
Wayne T. Gattinella	(H	)	166,666	83,334	(6)	8.59	3/17/04	3/17/14	12,500	(7)	3/17/04	154,875
	(H	)	239,881	—		4.81	8/20/01	8/20/11	—		—	—
	(W	)	55,000	165,000	(9)	17.50	9/28/05	9/28/15	41,250	(9)	9/28/05	1,650,825
Charles A. Mele	(H	)	—	300,000	(4)	11.86	10/23/06	10/23/16	100,000	(4)	10/23/06	1,239,000
	(H	)	166,666	83,334	(6)	8.59	3/17/04	3/17/14	12,500	(7)	3/17/04	154,875
	(H	)	110,000	—		3.43	9/20/01	9/20/11	—		—	—
	(H	)	200,000	—		12.75	8/21/00	8/21/10	—		—	—
	(H	)	625,000	—		11.55	6/05/00	6/05/10	—		—	—
	(H	)	97,500	—		34.23	10/04/99	10/04/09	—		—	—
	(H	)	187,500	—		18.20	10/04/99	10/04/09	—		—	—
	(H	)	208,000	—		13.85	6/15/99	6/15/09	—		—	—
	(H	)	212,500	—		14.75	1/07/98	1/07/08	—		—	—
	(W	)	11,000	33,000	(9)	17.50	9/28/05	9/28/15	—		—	—
Martin J. Wygod	(H	)	—	900,000	(4)	11.86	10/23/06	10/23/16	300,000	(4)	10/23/06	3,717,000
	(H	)	—	600,000	(9)	8.77	1/27/06	1/27/16	150,000	(7)	1/27/06	1,858,500
	(H	)	3,000,000	—		12.75	8/21/00	8/21/10	—		—	—
	(H	)	585,000	—		13.85	6/15/99	6/15/09	—		—	—
	(H	)	25,000	—		22.90	7/01/98	7/01/13	—		—	—
	(H	)	25,000	—		15.50	7/01/97	7/01/12	—		—	—
	(H	)	25,000	—		14.80	7/01/96	7/01/11	—		—	—
	(H	)	25,000	—		10.00	7/03/95	7/03/10	—		—	—
	(W	)	55,000	165,000	(9)	17.50	9/28/05	9/28/15	41,250	(9)	9/28/05	1,650,825
Andrew C. Corbin	(H	)	—	—		—	—	—	9,600	(8)	11/04/05	118,944
	(H	)	—	—		—	—	—	12,500	(7)	3/17/04	154,875

(1)	Each stock option grant reported in the table above was granted under, and is subject to, our 2000 Plan, our 1996 Stock Plan, WHC’s 2005 Plan or another plan or agreement that contains substantially the same terms. The option expiration date shown in Column (f) above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown in Column (c) above are also unvested. Unvested shares are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of HLTH, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control” below. If a Named Executive Officer’s employment is terminated by HLTH for cause, options (including the vested portion) are generally forfeited. The exercisable options shown in Column (b) above, and any unexercisable options shown in Column (c) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below.

(2)	The stock awards held by some of our Named Executive Officers are subject to accelerated or continued vesting in connection with a change in control of HLTH and upon certain terminations of employment, as described in more detail above under “Grants of Plan-Based Awards” and below under “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)	The market or payout value of stock awards reported in Column (i) is computed by multiplying the number of shares of stock reported in Column (g) by (A) $12.39, the closing market price of our Common Stock on December 29, 2006, the last trading day of 2006 for HLTH Restricted Stock, or (B) $40.02, the closing market price of WHC Class A Common Stock on that date, for WHC Restricted Stock.

(4)	Vesting schedule is: 27% of the grant on first anniversary of the date of the grant, 33% on second anniversary and 40% on third anniversary.

(5)	Vesting schedule is: 17% of the grant on first anniversary of the date of the grant, 18.5% on second anniversary, 20% on third anniversary, 21.5% on the fourth anniversary; and 23% on the fifth anniversary.

(6)	Vesting schedule is: 1/3 of the grant on September 17 of each of 2005, 2006 and 2007.

(7)	Vesting schedule is: 1/3 of the grant on each of the first, second and third anniversaries of the date of grant.

(8)	Vesting schedule is: 22% of the grant on first anniversary of the date of the grant, 24% on second anniversary, 26% on third anniversary, and 28% on the fourth anniversary.

(9)	Vesting schedule is: 25% of the grant on each of first, second, third and fourth anniversaries of the date of the grant.

Option Exercises and Stock Vested in 2006

No options to purchase WHC Class A Common Stock were exercised during 2006 by our Named Executive Officers. The following table presents information regarding the exercise of options to purchase HLTH Common Stock by our Named Executive Officers during 2006, and regarding the vesting during 2006 of WHC Restricted Stock and HLTH Restricted Stock previously granted to our Named Executive Officers. Amounts with respect to HLTH equity are noted with an “H” and amounts with respect to WHC equity are noted with a “W.”

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Kevin M. Cameron	100,000H	822,552H	60,875H	698,746	H
Mark D. Funston	—	—	—	—
Wayne T. Gattinella	279,819H	1,942,007H	12,500H	128,750	H
			13,750W	473,688	W

				602,438
Charles A. Mele	390,000H	3,155,100H	12,500H	128,750	H
Martin J. Wygod	—	—	13,750W	473,688	W
Andrew C. Corbin	692,000H	2,520,852H	21,300H	230,214	H

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of HLTH Common Stock to which the exercise of the option related, by (ii) the difference between (1) the per-share closing price of HLTH Common Stock on the date of exercise (or, for any shares sold on the date of exercise, the actual sale price received) and (2) the exercise price of the options.

(2)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of HLTH Common Stock or WHC Class A Common Stock on the vesting date.

Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control

Background and Assumptions.  In this section, we provide estimates of amounts that may become payable to our Named Executive Officers under their employment agreements as a result of a termination of employment under specific circumstances, as well as estimates regarding the value of other benefits they may become entitled to receive as a result of such termination. For example, such other benefits typically include, with respect to outstanding equity awards, continuation or acceleration of vesting. For a detailed description of the applicable provisions of the employment agreements of our Named Executive Officers, see “Employment Agreements with Named Executive Officers” below. Under those agreements, the amount and types of payment and other benefits vary depending on whether the termination is as a result of death or disability, is with or without cause, is a resignation for good reason and/or is in connection with a change in control. As prescribed by applicable SEC rules, in estimating the amount of any potential payments to Named Executive Officers under their employment agreements and the value of other benefits they may become entitled to receive, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2006, that the price per share of HLTH Common Stock is $12.39, the closing price per share on December 29, 2006, the last trading day in 2006; and that the price per share of WHC Class A Common Stock is $40.02, the closing price per share on December 29, 2006. We have also treated the right to continue to vest in options as accelerated to December 31, 2006 for purposes of this disclosure only.

If the benefits payable to Mr. Cameron, Mr. Mele, or Mr. Wygod in connection with a change in control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), HLTH has agreed to make an additional payment to the executive so that the net amount of such payment (after taxes) that such individual receives is sufficient to pay the excise tax due. In the tables below, we have calculated the Section 280G excise tax on the basis of IRS regulations and Rev. Proc. 2003-68 and have assumed that the Named Executive Officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G excise tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control to be the amount the holder can realize from such award as of December 31, 2006: for options, that is the market price of the shares that would be received upon exercise, less the applicable exercise price; and for restricted stock, that is the market value of the shares that would vest. We have also assumed that they have no accrued and unused vacation at December 31.

For information regarding amounts payable to Andrew C. Corbin (our former Chief Financial Officer) with respect to 2006, see “Employment Agreements with Named Executive Officers — Andrew C. Corbin” below. Mr. Corbin left HLTH to join Sage Software in connection with that company’s purchase of Emdeon Practice Services from HLTH.

Change in Control Benefits.  The Compensation Committee believes that executives should generally not be entitled to severance benefits upon the occurrence of a change in control, but that it is appropriate to provide for such benefits if a change in control is followed by a termination of employment or other appropriate triggering event. However, as more fully described in the tables below and under the heading “Employment Agreements with the Named Executive Officers,” the Compensation Committee has approved the following exceptions:

•	Mr. Wygod’s employment agreement includes terms providing that if there is a change in control of HLTH, all of his outstanding options and other equity compensation (including WHC equity) would become immediately vested and the options would remain exercisable for the remainder of the originally scheduled term. The employment agreement also contains provisions providing that he may resign and receive the severance payments, but it requires Mr. Wygod to provide consulting services during any period in which he is receiving severance.

•	With respect to Messrs. Cameron and Mele, their employment agreements include terms providing that:

—	they would be able to resign following a change in control, after the completion of a transition period with the successor, and receive the same benefits that they would be entitled to upon a termination without cause following the change in control (as set forth in the tables below and the descriptions of their respective employment agreements that follow); and

—	they would receive accelerated vesting of the options to purchase shares of WHC Class A Common Stock granted to them on September 28, 2005 in the event of a change in control of WHC or if WHC is no longer an affiliate of HLTH since, as a result of such a transaction, they would no longer have a direct involvement with WHC’s business.

•	In the case of Mr. Gattinella, his employment agreement provides that, so long as he remains employed for 6 months following a change in control of WHC, his options to purchase WHC Class A Common Stock would continue to vest until the next vesting date following the change in control.

In the negotiations with those Named Executive Officers regarding their employment agreements, the Compensation Committee recognized that, for those individuals, a change in control is likely to result in a fundamental change in the nature of their responsibilities. Accordingly, under their employment agreements, the Compensation Committee approved those Named Executive Officers having, following a change in control, the rights described above. The Compensation Committee believes that the rights provided are likely to be viewed as appropriate by a potential acquiror in the case of those specific individuals. In addition, the Compensation Committee sought to balance the rights given to those Named Executive Officers with certain requirements to provide transitional or consulting services (as described below) in types and amounts likely to be viewed as reasonable by a potential acquiror.

Tables.  The tables below set forth estimates (rounded to the nearest $1,000), based on assumptions described above and in the footnotes to the tables, of the potential payments and the potential value of other benefits applicable to each Named Executive Officer upon the occurrence of specified termination or change in control triggering events. The terms used in the tables have the meanings given to them in each Named Executive Officer’s employment agreement and described below under “Employment Agreements with Named Executive Officers.” In addition, the amounts set forth in each table reflect the following:

•	In the column entitled “Permanent Disability or Death,” the amounts reflect both provisions in those employment agreements and the fact that HLTH’s and WHC’s equity plans generally provide for acceleration of vesting of awards in the event of a termination of employment as a result of death or disability.

•	In the row entitled “Health and Welfare Benefits Continuation,” the amounts are based upon the current average cost to HLTH of these benefits per employee and are net of amounts that the executives would continue to be responsible for, which is generally the portion of the premiums they would have paid if they remained employed. We have not made any reduction in the amounts in this row to reflect the fact that the obligation to continue benefits ceases in the event the executive becomes eligible for comparable coverage with a subsequent employer.

Kevin M. Cameron, Chief Executive Officer

										Termination of
			Voluntary							Employment
			Termination							without ‘‘Cause” or
	Voluntary		in Connection					Involuntary		for ‘‘Good Reason”
	Termination		with a	Other		Permanent	Involuntary	Termination		Following a
Executive Benefits and	for ‘‘Good		‘‘Change in	Voluntary		Disability	Termination	without		‘‘Change in
Payments	Reason”		Control”(1)	Termination		or Death	for ‘‘Cause”	‘‘Cause”		Control”

Cash Severance	1,770,000	(2)	3,780,000	450,000	(3)	2,430,000	-0-	1,770,000	(2)	3,780,000
Stock Options	4,053,000		6,884,000	-0-		6,884,000	-0-	4,053,000		6,884,000
Restricted Stock	2,541,000		6,039,000	-0-		6,039,000	-0-	2,541,000		6,039,000
Health and Welfare Benefits Continuation	20,000		30,000	-0-		30,000	-0-	20,000		30,000
280G Tax Gross-Up(4)	-0-		5,605,000	-0-		-0-	-0-	-0-		5,605,000
Other	-0-		-0-	-0-		-0-	-0-	-0-		-0-

TOTAL	8,384,000		22,338,000	450,000		15,383,000	-0-	8,384,000		22,338,000

(1)	Mr. Cameron may resign from his employment upon 30 days notice after 11 months following a Change in Control of HLTH and receive the benefits as if he was terminated without Cause or for Good Reason following a Change in Control (3 years of salary and bonus, plus the bonus for the year of termination). He may not unilaterally resign without Good Reason prior to such date and receive these benefits. However, for purposes of calculating the amounts included in the column for “Voluntary Termination in Connection with Change in Control,” we treat such resignation as occurring on December 31, 2006 and assume that the requirement for the transition period has been met.

(2)	Represents 2 years of salary and an annual bonus for 2006 (based on what was actually paid for 2005).

(3)	Mr. Cameron is entitled to receive his bonus (if any) so long as he remains employed through December 31 of the applicable year. Solely for purposes of preparing this table, we have assumed that the amount of such bonus is the actual amount paid to him for 2005.

(4)	We have assumed, solely for purposes of preparing this table, that 50% of the salary continuation portion of the severance (for up to 2 years) constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. In addition, the portion of the cash severance attributable to his bonus for 2006 is excluded from the calculation as “reasonable compensation” for services rendered during such year. Accordingly, we have not treated that portion of the salary continuation or the 2006 bonus amount as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Mark D. Funston, Executive VP and Chief Financial Officer

		Voluntary					Termination of
		Termination					Employment
	Voluntary	in Connection				Involuntary	without ‘‘Cause”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for ‘‘Good	‘‘Change in	Voluntary	Disability	Termination	without	‘‘Change in
Payments	Reason”	Control”	Termination	or Death(2)	for ‘‘Cause”	‘‘Cause”	Control”

Cash Severance	-0-	-0-	-0-	375,000	-0-	375,000	750,000
Stock Options	-0-	-0-	-0-	142,000	-0-	36,000	36,000
Restricted Stock	-0-	-0-	-0-	743,000	-0-	186,000	186,000
Health and Welfare Benefits Continuation	-0-	-0-	-0-	10,000	-0-	10,000	15,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-

TOTAL	-0-	-0-	-0-	1,270,000	-0-	607,000	987,000

Wayne T. Gattinella, Chief Executive Officer and President of WebMD Segment

							Termination of
		Voluntary					Employment
		Termination					without ‘‘Cause” or
	Voluntary	in Connection				Involuntary	for ‘‘Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for ‘‘Good	‘‘Change in	Voluntary	Disability	Termination	without	‘‘Change in
Payments	Reason”	Control”(1)	Termination	or Death	for ‘‘Cause”	‘‘Cause”	Control”

Cash Severance(2)	840,000	-0-	-0-	-0-	-0-	840,000	840,000
Stock Options	1,239,000	1,239,000	-0-	4,032,000	-0-	1,239,000	1,239,000
Restricted Stock	-0-	-0-	-0-	1,806,000	-0-	-0-	-0-
Health and Welfare Benefits Continuation	10,000	-0-	-0-	-0-	-0-	10,000	10,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-

TOTAL	2,089,000	1,239,000	-0-	5,838,000	-0-	2,089,000	2,089,000

(1)	As described above under “ — Change in Control Benefits,” in the event of a Change in Control of WHC, the unvested portion of the options granted to Mr. Gattinella at the time of WHC’s initial public offering would continue to vest until the next vesting date following the Change in Control, so long as he remains employed for 6 months following the Change in Control. For purposes of calculating the amounts included in the column entitled “Voluntary Termination in Connection with Change in Control” we treat such resignation as occurring on December 31, 2006 and assume that requirement for the 6 month transition period has been met.

(2)	Represents one year of salary and an annual bonus for 2006. We have assumed, solely for purposes of preparing this table, that the amount of the annual bonus used for calculating the amounts in this line of the table, is $280,000, the amount of Mr. Gattinella’s bonus for 2005.

Charles A. Mele, Executive VP, General Counsel and Secretary

									Termination of
			Voluntary						Employment
			Termination						without ‘‘Cause” or
	Voluntary		in Connection				Involuntary		for ‘‘Good Reason”
	Termination		with a	Other	Permanent	Involuntary	Termination		Following a
Executive Benefits and	for ‘‘Good		‘‘Change in	Voluntary	Disability	Termination	without		‘‘Change in
Payments	Reason”		Control”(1)	Termination	or Death	for ‘‘Cause”	‘‘Cause”		Control”

Cash Severance	2,650,000	(2)	3,490,000	-0-	2,650,000	-0-	2,650,000	(2)	3,490,000
Stock Options	607,000		1,219,000	-0-	1,219,000	-0-	607,000		1,219,000
Restricted Stock	489,000		1,394,000	-0-	1,394,000	-0-	489,000		1,394,000
Health and Welfare Benefits Continuation	30,000		41,000	-0-	30,000	-0-	30,000		41,000
280G Tax Gross-Up(3)	-0-		2,004,000	-0-	-0-	-0-	-0-		2,004,000
Other	-0-		-0-	-0-	-0-	-0-	-0-		-0-

TOTAL	3,776,000		8,148,000	-0-	5,293,000	-0-	3,776,000		8,148,000

(1)	Mr. Mele may resign from his employment after 6 months following a Change in Control of HLTH and receive the same benefits as if he was terminated without Cause or for Good Reason following a Change in Control (salary and bonus through February 1, 2011). He may not unilaterally resign without Good Reason prior to such date and receive these benefits. However, for purposes of calculating the amounts included in the column for “Voluntary Termination in Connection with a Change in Control” we treat such resignation as occurring on December 31, 2006 and assume that the 6 month transition period requirement has been met.

(2)	Represents 3 years of salary and 3 years of annual bonuses (based on what was actually paid for 2005), plus an annual bonus for 2006 (based on what was actually paid for 2005).

(3)	We have assumed, solely for purposes of preparing this table, that 50% of the salary continuation portion of the severance (for up to 2 years) constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. In addition, the portion of the cash severance attributable to his bonus for 2006 is excluded from the calculation as

“reasonable compensation” for services rendered during such year. Accordingly, we have not treated that portion of the salary continuation or the 2006 bonus amount as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Martin J. Wygod, Chairman of the Board

							Termination of
		Voluntary					Employment
		Termination					without “Cause” or
		in Connection				Involuntary	for “Good Reason”
	Voluntary	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	Termination	“Change in	Voluntary	Disability or	Termination	without	“Change in
Payments	for “Good Reason”	Control”	Termination	Death	for “Cause”	“Cause”	Control”

Cash Severance(1)	3,500,000	3,500,000	-0-	3,500,000	-0-	3,500,000	3,500,000
Stock Options	6,365,000	6,365,000	-0-	6,365,000	-0-	6,365,000	6,365,000
Restricted Stock	7,226,000	7,226,000	-0-	7,226,000	-0-	7,226,000	7,226,000
Health and Welfare Benefits Continuation	36,000	36,000	-0-	36,000	-0-	36,000	36,000
280G Tax Gross-Up(2)	-0-	4,147,000	-0-	-0-	-0-	-0-	4,147,000
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	17,127,000	21,274,000	-0-	17,127,000	-0-	17,127,000	21,274,000

(1)	Mr. Wygod is required to provide consulting services during the period he is receiving severance payments. Please see the description of his employment agreement contained below.

(2)	We have assumed, solely for purposes of preparing this table, that the salary continuation portion of the severance is the only portion of the severance benefits that constitutes “reasonable compensation” for the consulting services required of Mr. Wygod and the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated the salary continuation portion as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to HLTH entering into employment agreements with its executive officers. However, many of the decisions relating to the compensation of our Named Executive Officers for a specific year are made by the Compensation Committee (or, in the case of Mr. Gattinella, by the WHC Compensation Committee) and implemented without changes to the general terms of employment set forth in those agreements. With respect to 2006, those decisions and their implementation are discussed earlier in this “Executive Compensation” section.

Kevin M. Cameron

We are party to an employment agreement with Kevin M. Cameron entered into in September 2004, at the time he was elected by the Board to be our Chief Executive Officer, and amended on February 1, 2006. The following is a description of Mr. Cameron’s employment agreement, as amended:

•	The agreement provides for an employment period through September 23, 2009.

•	The agreement provides for an annual base salary of $660,000 and an annual bonus of up to 100% of base salary. For the fiscal year ended December 31, 2006, Mr. Cameron received an annual bonus of $780,000, an amount that exceeded 100% of his base salary and, as described in “Compensation Discussion and Analysis” above, was determined by the Compensation Committee in its discretion, based on both his own and our company’s performance. The agreement provides that, for subsequent years, the amount of the annual bonus will be based upon performance goals to be approved by the Compensation Committee with respect to each such year. In addition, for 2006, Mr. Cameron received a special bonus of $2,750,000 in recognition of his contributions to the repositioning of our company during 2006, which Mr. Cameron has agreed would not be included as part of his historical compensation for purposes of any calculation of severance pay under his employment agreement. See “Compensation Discussion and Analysis — Key Events Affecting Compensation Decisions in 2006” and “ — Use of Specific Types of Compensation in 2006” above. For information regarding Mr. Cameron’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Cameron’s employment by us without “Cause” or by Mr. Cameron for “Good Reason,” prior to a “Change in Control” (as those terms are described below), he would be entitled to:

(a) continue to receive his base salary at the rate in effect at the time of termination for a period of time equal to the length of his employment after the effective date of the agreement, rounded down to the nearest six months, but not longer than three years; and

(b) continue to participate in our benefit plans (or comparable plans) for the duration of the severance period.

In addition, (i) all options to purchase HLTH Common Stock and all HLTH Restricted Stock granted to Mr. Cameron at or prior to October 1, 2004 would remain outstanding and continue to vest, and would otherwise be treated as if Mr. Cameron remained employed by HLTH through the same period as his salary is continued (but not less than two years) and (ii) the portion of the options to purchase WHC Class A Common Stock granted to Mr. Cameron by WHC on September 28, 2005 that would have vested on the next vesting date following the date of termination will vest on the date of termination and the vested portion of those options will remain exercisable for 90 days plus an additional period of 2 1/2 months or, if longer, through the remainder of the calendar year during which the termination occurred, but not beyond the expiration of the original 10 year term (we refer to this period of extension, which is the period permitted by Section 409A of the Internal Revenue Code, as the “Permitted 409A Extension Period”). In addition, pursuant to the applicable award agreement, the option to purchase HLTH Common Stock granted to Mr. Cameron on October 23, 2006 would remain outstanding and continue to vest until the next vesting date, and the next vesting of the HLTH Restricted Stock grant made on the same date would accelerate to the date of termination.

•	For purposes of the employment agreement, (a) “Cause” includes (i) any willful misconduct relating, directly or indirectly, to HLTH or any of its affiliates, that remains uncured, if susceptible to cure, after 30 days following written notice from HLTH detailing such misconduct; (ii) any breach of any material provision contained in the employment agreement or any material policy, which breach remains uncured, if susceptible to cure, after 30 days following written notice from HLTH detailing such breach; or (iii) conviction of a felony or crime involving moral turpitude; and (b) “Good Reason” includes any of the following which remains uncured 30 days after written notice is provided to HLTH: (i) HLTH’s material breach of the employment agreement, (ii) a material demotion of his position, and (iii) required relocation from his present residence or a requirement that he commute, on a regular basis, to HLTH’s headquarters and such headquarters is outside of the New York City metropolitan area.

•	For purposes of the employment agreement:

(a) a “Change in Control” of HLTH includes (i) a change in the majority of the Board of Directors of HLTH without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of HLTH and the Compensation Committee determining that such transaction constitutes a change in control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction as a result of which HLTH’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power, and (iv) consummation of a sale of all or substantially all of HLTH’s assets; and

(b) a “Change in Control” of WHC includes (i) a change in the majority of the Board of Directors of WHC without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WHC, (iii) consummation of a reorganization, merger or similar transaction as a result of which WHC’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power, (iv) consummation of a sale of all or substantially all of WHC’s assets, and (v) adoption of a plan of liquidation by WHC;

provided that no public offering nor any split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of WHC are distributed to HLTH’s stockholders will constitute a Change in Control of WHC or HLTH.

•	Mr. Cameron may terminate his employment upon 30 days’ notice after 11 months following a Change in Control of HLTH and, if this occurs:

(a) Mr. Cameron would be entitled to continue to receive his base salary at his then current rate for three years following the termination of his employment;

(b) Mr. Cameron would be entitled to annual bonus payments for the period of salary continuance in an amount equal to the amount of his bonus for the year prior to the termination or, if higher, the bonus paid for the year immediately prior to the Change in Control;

(c) his participation in our benefit plans (or comparable plans) would continue for the duration of the salary continuation period;

(d) all options to purchase HLTH Common Stock and HLTH Restricted Stock granted to Mr. Cameron at or prior to October 1, 2004 which have not vested prior to the date of termination would be vested as of the date of termination and all such options would remain exercisable as if he remained in our employ through the expiration date specified in the respective stock option plans and agreements;

(e) any remaining unvested portion of the option to purchase WHC Class A Common Stock would be vested as of the date of termination and all such options would remain exercisable through the 90 day post-termination exercise period plus the Section 409A Extension Period; and

(f) pursuant to the applicable award agreement, Mr. Cameron would vest in the remaining unvested portion of the grants to him made on October 23, 2006.

In addition, Mr. Cameron would be entitled to these benefits if his employment is terminated without Cause following a Change in Control.

•	In the event of a Change in Control of WHC or if WHC is no longer an affiliate of HLTH, the options granted to Mr. Cameron by WHC on September 28, 2005 that have not vested prior to such event would be vested as of the date of such event and would remain exercisable for 90 days plus the Permitted 409A Extension Period.

•	If Mr. Cameron’s employment is terminated by us for Cause or by him without Good Reason, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to his stock options following the date of termination.

•	In the event of the termination of Mr. Cameron’s employment as a result of his death or permanent disability, he (or his estate) would be entitled to three years of salary continuation, three years of benefits continuation and three years of vesting of the equity granted on or prior to October 1, 2004 and three years of continued exercisability of options to purchase HLTH Common Stock. In accordance with WHC’s Long-Term Incentive Plan, the options to purchase WHC Class A Common Stock would vest on the date of termination as a result of death or disability and remain outstanding for one year.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date of cessation of Mr. Cameron’s employment. The severance payments and other post-employment benefits due to Mr. Cameron under the employment agreement are subject to Mr. Cameron’s continued compliance with these covenants.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Cameron incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Cameron will not be deductible by HLTH for federal income tax purposes.

•	Severance payments, if any, will be made in accordance with Section 409A to avoid subjecting Mr. Cameron to adverse tax consequences.

•	The employment agreement is governed by the laws of New Jersey.

Mark D. Funston

We are party to an employment agreement with Mark Funston entered into on November 9, 2006, at the time he was initially hired to be our Chief Financial Officer. Since August 11, 2007, Mr. Funston has also been serving as WHC’s Chief Financial Officer. The following is a description of Mr. Funston’s employment agreement:

•	The agreement provides for an employment period for five years from November 13, 2006 (subject to earlier termination as described in the employment agreement).

•	Under the agreement, Mr. Funston’s annual base salary is $375,000 and Mr. Funston is eligible to receive an annual bonus of up to 50% of his annual base salary. The amount of any bonus is in the discretion of the Compensation Committee of the Board of HLTH. For 2006, Mr. Funston received a bonus of $35,000. Mr. Funston’s employment by HLTH began in mid-November 2006 and the amount of his bonus was set by the Compensation Committee based on that part-year employment period. For information regarding Mr. Funston’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Funston’s employment by us without “cause” (as described below), he would be entitled to: (i) continuation of his base salary, as severance, for one year for each year of completed service with a minimum of one year and a maximum of three years (provided that if the termination occurs following a Change in Control (as defined in the 2000 Plan), the minimum severance pay period will be two years); (ii) payment of COBRA premiums as if he were an active employee with similar coverage during the period he is receiving severance (up to 18 months); (iii) the restricted stock described above will vest and the restrictions thereon will lapse on the date of termination for that portion of the award that would have vested on the next vesting date following the termination of employment or, if such termination occurs after the second anniversary of the grant date, the next two vesting dates (to the extent not previously vested); and (iv) the option described above will continue to vest and remain outstanding through the next vesting date following the termination of employment (or, if such termination occurs following the second anniversary of the grant date, the next two vesting dates (to the extent not previously vested). If his employment is terminated as a result of his becoming disabled or his death, he (or his estate) will be entitled to the payments and benefits as if his employment had been terminated by HLTH without cause.

•	If Mr. Funston’s employment is terminated by us for “cause” or by him, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the restricted stock or the stock options following the date of termination.

•	For purposes of Mr. Funston’s employment agreement: “cause” generally includes: (i) his bad faith in connection with the performance of his duties or his willful failure to follow the lawful instructions of the Chief Executive Officer, the Board or the Audit Committee, following written notice and a 20 day period of time to remedy such failure; (ii) his engaging in any willful misconduct that is, or is reasonably likely to be, injurious to HLTH (or any of its affiliates) or which could reasonably be expected to reflect negatively upon HLTH or otherwise impair or impede its operations; (iii) his material breach of a policy of HLTH, which breach is not remedied (if susceptible to remedy) following written notice and a 20 day period of time to remedy such breach; (iv) his material breach of the employment agreement, which breach is not remedied (if susceptible to remedy) following written notice and a 20 day period of time to remedy such breach; or (v) his commission of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

•	Provisions were included in the agreement so that severance payable, if any, is not characterized as deferred compensation under Section 409A of the Internal Revenue Code.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased for any reason. The severance payments and other post-employment benefits due to Mr. Funston under the employment agreement are subject to Mr. Funston’s continued compliance with these covenants.

•	The employment agreement is governed by the laws of the State of New Jersey.

Wayne T. Gattinella

A subsidiary of WHC is party to an employment agreement, dated as of April 28, 2005, with Wayne Gattinella, who serves as CEO and President of our WebMD segment and of WHC. The following is a description of Mr. Gattinella’s employment agreement:

•	Mr. Gattinella currently receives an annual base salary of $560,000 and is eligible to earn a bonus of up to 100% of his base salary. For 2006, Mr. Gattinella received an annual bonus of $340,000, determined by WHC’s Compensation Committee in its discretion (and ratified by HLTH’s Compensation Committee), based on both his own and WHC’s performance. With respect to subsequent years, the employment agreement provides that achievement of 50% of Mr. Gattinella’s bonus will be based upon WHC’s attainment of corporate financial and strategic goals to be established by WHC’s Compensation Committee, with the financial goals generally related to revenue and/or other measures of operating results and achievement of the remaining 50% of Mr. Gattinella’s bonus will be based on performance goals to be established by WHC’s Compensation Committee. For information regarding Mr. Gattinella’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Gattinella’s employment, prior to April 30, 2009, by WHC without “Cause” or by Mr. Gattinella for “Good Reason” (as those terms are described below), he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive healthcare coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In addition, in the event that a termination of Mr. Gattinella’s employment by WHC without Cause or by Mr. Gattinella for Good Reason occurs before the fourth anniversary of the grant of the options to purchase WHC Class A Common Stock made in connection with WHC’s initial public offering, 25% of such options would continue to vest on the next vesting date following the date of termination.

•	In the event of a “Change in Control” of WHC (as that term is described below), the unvested portion of the options to purchase WHC Class A Common Stock would continue to vest until the later of (a) two years from the date of grant and (b) the next scheduled vesting date following the Change in Control. The continued vesting applies only if Mr. Gattinella remains employed until six months following such Change in Control or is terminated by our successor without Cause or he resigns for Good Reason during such six-month period. For purposes of the employment agreement, a “Change in Control” would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WHC, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WHC’s assets, or (iii) there is a complete liquidation or dissolution of WHC.

•	For purposes of the employment agreement: (a) “Cause” includes (i) a continued willful failure to perform duties after 30 days’ written notice, (ii) willful misconduct or violence or threat of violence that would harm WHC, (iii) a material breach of WHC’s policies, the employment agreement, or the Trade Secret and Proprietary Information Agreement (as described below), that remains unremedied after 30 days’ written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and (b) “Good Reason” includes any of the following conditions or events remaining in effect after 30 days written notice: (i) a reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WHC.

•	The employment agreement and the related agreement described below are governed by the laws of the State of New York.

Mr. Gattinella is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gattinella from hiring WHC’s employees or soliciting any of WHC’s clients or customers that he had a relationship with during the time he was employed by WHC, and non-competition provisions that prohibit Mr. Gattinella from being involved in a business that competes with WHC’s business or that competes with any other business engaged in by any affiliates of WHC if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment has ceased. The severance payments and other post-employment benefits due to Mr. Gattinella under the employment agreement are subject to Mr. Gattinella’s continued compliance with the covenants contained in the Trade Secret and Proprietary Information Agreement and the employment agreement that are described in this paragraph.

Charles A. Mele

We are party to an employment agreement with Charles A. Mele, our Executive Vice President, General Counsel and Secretary, which was amended and restated as of February 1, 2006. The following is a description of Mr. Mele’s employment agreement. In this description, the term “Change in Control” has the same meanings, as applied to HLTH and WHC, as in the description of Mr. Cameron’s employment agreement, above.

•	The agreement provides for an employment period through February 1, 2011.

•	Mr. Mele receives an annual base salary of $450,000. The amount of any bonus is in the discretion of the Compensation Committee of the Board of HLTH. For 2006, Mr. Mele received an annual bonus of $350,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance and a special bonus of $1,000,000 in recognition of his contributions to the repositioning of our company during 2006, which Mr. Mele has agreed would not be included as part of his historical compensation for purposes of any calculation of severance pay under his employment agreement. See “Compensation Discussion and Analysis — Key Events Affecting Compensation Decisions in 2006” and “ — Use of Specific Types of Compensation in 2006” above. For information regarding Mr. Mele’s equity compensation, see the “Executive Compensation Tables” above.

•	If Mr. Mele’s employment is terminated due to his death or disability, by us without “Cause” or by Mr. Mele for “Good Reason” (as those terms are described below), he would be entitled to: (a) continuation of his base salary, at the rate then in effect, for three years; (b) an amount for each of the three years equal to the greater of the average bonus he received in the three years prior to termination or the amount of the bonus he received in the last of those years; and (c) continued participation in our benefit plans (or comparable plans) for three years; provided, however, that if the termination is for Good Reason or without Cause following a Change in Control of HLTH, the payments in (a) and (b) above will continue for the remainder of the term of the agreement, if longer. If such termination occurs after the end of a fiscal year but before payment of the bonus for that year, he would also be entitled to receive the bonus, if any, earned for that fiscal year. In addition:

–	all options to purchase HLTH Common Stock and HLTH Restricted Stock granted to Mr. Mele by HLTH prior to the date of the agreement that have not vested prior to the date of termination would be vested as of the date of termination and the options would remain exercisable as if he remained in our employ through the expiration date specified in each applicable stock option agreement, except that the options granted to Mr. Mele on March 17, 2004 would remain exercisable only for 90 days plus the Permitted 409A Extension Period;

–	the portion of the options to purchase WHC Class A Common Stock granted to Mr. Mele by WHC on September 28, 2005 that would have vested on the next vesting date following the date of termination will vest on the date of termination and the vested portion of those options will remain exercisable for 90 days plus the Permitted 409A Extension Period; provided, however, that, if termination is for Good Reason or without Cause following a Change in Control of HLTH, all of the options that have not vested prior to the date of termination would be vested as of the date of termination; and

–	pursuant to the applicable award agreement, the option to purchase HLTH Common Stock granted to Mr. Mele on October 23, 2006 would remain outstanding and continue to vest until the next vesting date and the next vesting of the HLTH Restricted Stock grant made on the same date would accelerate to the date of termination (provided, however, that if his employment is terminated without Cause or Good Reason following a Change in Control, then such awards are deemed fully vested on the date of termination).

•	In the event of a Change in Control of WHC or if WHC is no longer an affiliate of HLTH, the options granted to Mr. Mele by WHC on September 28, 2005 that have not vested prior to such event would be vested as of the date of such event and would remain exercisable for 90 days plus the Permitted 409A Extension Period.

•	If Mr. Mele’s employment is terminated by us for Cause or by him without Good Reason, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options or restricted stock following the date of termination.

•	For purposes of Mr. Mele’s employment agreement: (a) “Cause” includes (i) a material breach of the employment agreement that remains unremedied after 30 days’ written notice, or (ii) conviction of a felony; and (b) “good reason” includes (i) a material reduction in title or responsibilities, (ii) a requirement that Mr. Mele report to anyone other than the Chief Executive Officer of HLTH, (iii) a reduction in base salary or material fringe benefits, (iv) a material breach of the employment agreement, (v) a requirement that Mr. Mele relocate to a location that is more than 25 miles from his current residence, or (vi) a Change in Control of HLTH occurs and he remains in the employ of HLTH for six months after the Change in Control.

•	Payment of severance, if any, will be made in accordance with Section 409A to avoid subjecting Mr. Mele to adverse tax consequences.

•	Mr. Mele is subject to confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that survive for two years or, if applicable, for the three year period in which severance is payable under the agreement. The severance payments and other post-employment benefits due to Mr. Mele under the employment agreement are subject to Mr. Mele’s continued compliance with these covenants.

•	There is a tax gross-up provision relating to any excise tax that Mr. Mele incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Mele will not be deductible by HLTH for federal income tax purposes.

Martin J. Wygod

On August 3, 2005, we amended and restated our original employment agreement, dated October 8, 2001, with Martin J. Wygod. The agreement was further amended on February 1, 2006. Under the amended agreement, Mr. Wygod serves as our Chairman of the Board, and also serves as the Chairman of the Board of WHC. In these positions, Mr. Wygod focuses on the overall strategy, strategic relationships and transactions intended to create long-term value for stockholders. The following is a description of Mr. Wygod’s amended employment agreement. In this description, the term “Change in Control” has the same meanings, as applied to HLTH and WHC, as in the description of Mr. Cameron’s employment agreement, above.

•	The employment agreement provides for an employment period through August 3, 2010.

•	Under the employment agreement, Mr. Wygod received an annual base salary of $1.26 million until the completion of WHC’s initial public offering; when the initial public offering was completed in September 2005, Mr. Wygod’s base salary was reduced to $975,000 per year. The amount of any bonus is in the discretion of the Compensation Committee of the Board of HLTH. For 2006, Mr. Wygod received an annual bonus of $780,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance, and a special bonus of $2,750,000 in recognition of his contributions to the repositioning of our company during 2006. See “Compensation Discussion and Analysis — Key Events Affecting Compensation Decisions in 2006” and “ — Use of Specific Types of Compensation in 2006” above. For information regarding Mr. Wygod’s equity compensation, see the “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Wygod’s employment by us without “Cause” or by Mr. Wygod for “Good Reason” (as those terms are described below), Mr. Wygod would become a consultant for us and would be entitled to receive his salary, at the rate then in effect, and continuation of benefits until the later of (i) two years following such termination or (ii) August 3, 2010. In addition, all options, or other forms of equity compensation, granted to Mr. Wygod by us or any of our affiliates (which would include WHC) that have not vested prior to the date of termination would become vested as of the date of termination and, assuming there has not been a Change in Control of HLTH or of WHC, would continue to be exercisable as long as he remains a consultant (or longer if the plan or agreement expressly provided). The amount of past bonuses would not be included in the calculation of the amount of Mr. Wygod’s severance payments. In the event that Mr. Wygod’s employment is terminated due to death or disability, he or his estate would receive the same benefits as described above.

•	The employment agreement provides that in the event there is a Change in Control of HLTH, all outstanding options and other forms of equity compensation (including equity compensation granted by

WHC) would become immediately vested on the date of the Change in Control and, if following the Change in Control, Mr. Wygod’s employment terminates for any reason other than Cause, they would continue to be exercisable until the tenth anniversary of the applicable date of grant. A Change in Control of HLTH is also an event that constitutes Good Reason for purposes of a termination by Mr. Wygod. In the event there is a Change in Control of WHC, any portion of Mr. Wygod’s equity that relates to WHC will fully vest and become exercisable on the date of such event, and if following such event, Mr. Wygod’s engagement with WHC is terminated for any reason other than Cause, such equity will remain outstanding until the expiration of its original term.

•	For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against our company or an affiliate relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that we materially breached any material provisions of the employment agreement, (iii) failure to serve on our Board or Executive Committee of our Board, or (iv) the occurrence of a Change in Control of HLTH.

•	In the event Mr. Wygod terminates his engagement with WHC for “Good Reason” (as described in the following sentence), any portion of equity that relates to WHC will fully vest and become exercisable on the date his engagement terminates and will remain exercisable for the period beginning on such date and ending on the later of two years following such termination or August 3, 2010. For the purposes of a termination of Mr. Wygod’s engagement with WHC by him, “Good Reason” means a material reduction in Mr. Wygod’s title or responsibilities as Chairman of the Board of WHC.

•	In the event that Mr. Wygod’s employment with HLTH is terminated for any reason, but he remains Chairman of the Board of WHC, WHC will have no obligation to pay a salary to Mr. Wygod.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the second anniversary of the date his employment has ceased. The consulting fees and other post-employment payments and benefits due to Mr. Wygod under the employment agreement are subject to Mr. Wygod’s continued compliance with these covenants.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible for federal income tax purposes.

Andrew C. Corbin

Andrew C. Corbin served as our Chief Financial Officer from September 2003 until November 10, 2006. In addition, Mr. Corbin served as Chief Executive Officer of our Emdeon Practice Services, or EPS, segment from November 2005 until its sale to Sage Software, Inc., an indirect wholly-owned subsidiary of The Sage Group plc, in September 2006. Following the EPS Sale, Mr. Corbin remained our Chief Financial Officer until his successor was named in November 2006. As planned in connection with the EPS Sale, Mr. Corbin then joined Sage and served as the Chief Executive Officer of its Healthcare Division from November 2006 until July 12, 2007.

Mr. Corbin originally entered into an employment agreement with HLTH in September 2003 at the time he was hired to be our Chief Financial Officer. The agreement was amended in November 2005, when Mr. Corbin assumed the additional responsibility of CEO of EPS, and was further amended in July 2006 in connection with our evaluation of various strategic alternatives for EPS, including a potential divestiture. The employment agreement, as amended, provided for certain benefits to Mr. Corbin as a result of the completion of the EPS Sale and his agreement to join Sage as CEO of its Healthcare Division. As contemplated by the amended employment agreement, Mr. Corbin was paid an annual bonus in the amount of $375,000 for 2006 and received a special bonus of $300,000 following the EPS Sale. In addition, the vesting of equity awards previously made to Mr. Corbin was amended under the July 2006 amendment, with the following effect:

•	The portion of the option to purchase 600,000 shares of HLTH Common Stock granted to Mr. Corbin on his first day of employment with HLTH, at an exercise price of $8.13 per share, that would have vested through and including October 13, 2007 (the last vesting applicable to the grant) was deemed vested and remained exercisable for 90 days after he left HLTH. This resulted in the vesting, in November 2006, of options to purchase 150,000 shares that had been scheduled to vest on October 13, 2007.

•	The unvested portion of the option to purchase 200,000 shares, at an exercise price of $7.84 per share, granted to Mr. Corbin on November 4, 2005 that would have vested through and including May 1, 2008 if he remained in our employ was deemed vested and remained exercisable for three months after he ceased to serve as our CFO. The portions of the option that would have vested through and including May 1, 2008 are: (a) options to purchase 44,000 shares scheduled to vest on May 1, 2007 and (b) options to purchase 48,000 shares scheduled to vest on May 1, 2008. The remaining unvested portion of that option grant was forfeited when he left HLTH in November 2006.

•	On March 17, 2007, Mr. Corbin vested in the last installment (12,500 shares) of the grant of 37,500 shares of HLTH Restricted Stock made to him in March 2004.

•	9,600 shares of HLTH Restricted Stock granted to Mr. Corbin on November 4, 2005, which were originally scheduled to vest on November 4, 2007, vested on July 12, 2007, the last date of Mr. Corbin’s employment with Sage Software. The remaining unvested portion of the grant of HLTH Restricted Stock made to Mr. Corbin on November 4, 2005 was forfeited when he left HLTH in November 2006.

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the eighteen-month anniversary of the date of cessation of Mr. Corbin’s employment. The employment agreement is governed by the laws of the State of New Jersey.

For information regarding exercises by Mr. Corbin of options to purchase HLTH Common Stock during 2006, see “Executive Compensation Tables — Option Exercises and Stock Vested in Calendar 2006” above.

Equity Compensation Plan Information

The following table contains certain information, as of December 31, 2006, about our equity compensation plans.

	(a)	(b)	(c)
			Number of securities
	Number of securities to be	Weighted-average	remaining available for
	issued upon exercise of	exercise price of	future issuance under equity
	outstanding options,	outstanding	compensation plans
	warrants	options, warrants	(excluding securities
Plan category(1)	and rights	and rights	reflected in column (a))

Equity compensation plans approved by security holders	29,636,082	$12.07	11,980,825	(2)
Equity compensation plans not approved by security holders(3)	9,806,576	$10.80	673,370	(4)

Total	39,442,658	$11.76	12,654,195	(2)(4)

(1)	This table does not include (a) outstanding options to acquire 29,608,215 shares of HLTH Common Stock at a weighted-average exercise price of $16.81 per share that were assumed by HLTH in mergers or acquisitions or (b) outstanding warrants to acquire 9,036 shares of HLTH Common Stock at a weighted-average exercise price of $3.84 per share that were assumed by HLTH in mergers or acquisitions. We cannot grant additional awards under these assumed plans. For additional information regarding the assumed options, see Note 4 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. In addition, this table does not include equity plans of WHC providing for options to purchase shares of WHC Class A Common Stock and shares of WHC Restricted Stock. For information regarding those equity compensation plans, see Note 4 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Includes shares of Common Stock reserved for issuance under our 1998 Employee Stock Purchase Plan. For additional information regarding the Employee Stock Purchase Plan, see Note 4 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	The plans included in this category did not require approval of our stockholders under applicable law and NASDAQ rules at the time the plans were adopted. In accordance with the rules and regulations of the SEC, “equity compensation plans” includes warrants issued to third parties. Accordingly, this category includes warrants to acquire 5,451,002 shares of HLTH Common Stock at a weighted-average exercise price of $12.57 per share. None of these warrants are held by HLTH employees. We cannot grant additional awards under the relevant agreements pursuant to which those warrants were issued. The warrants were issued in a variety of transactions, including transactions with strategic partners, suppliers and service providers. For additional information regarding these warrants, see Notes 7 and 16 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. See “Description of Plans Not Approved by Stockholders” below for descriptions of the other “equity compensation plans” in this category.

(4)	Includes 557,721 shares of HLTH Common Stock available for grant of restricted stock awards under our 2002 Restricted Stock Plan.

Description of Plans Not Approved by Stockholders

2001 Stock Plan.  The 2001 Employee Non-Qualified Stock Option Plan authorizes the granting of awards of non-qualified stock options to purchase shares of our Common Stock to our employees who are not subject to Section 16(a) of the Securities Exchange Act of 1934. As of December 31, 2006, options to purchase 1,890,631 shares of our Common Stock were available for grant under the 2001 Stock Plan. The maximum number of shares of our Common Stock with respect to one or more options that may be granted during any one calendar year under the 2001 Stock Plan to any one person is 200,000. Generally, options become exercisable ratably over a three to five year period based on their individual grant dates and expire on the tenth anniversary of the date of grant. Options are granted with exercise prices not less than fair market value on the date of grant. The exercise price may be paid in cash or shares of HLTH Common Stock held by the optionee for a period of at least six months or through a cashless exercise arrangement. Upon termination of employment, unvested options generally are forfeited and vested options generally expire 90 days after termination (one year in the case of termination as a result of death or disability or immediately in the event of termination for “cause”). On the closing dates of the EPS Sale and the EBS Sale, the vesting of certain options issued under this Plan held by employees of EPS and EBS, respectively, were accelerated and became exercisable and those employees generally had a 90 day period following the applicable closing date in which to exercise the accelerated options and any others granted under this Plan that were already vested. The 2001

Stock Plan is administered by the Compensation Committee of our Board of Directors and all or a portion of such authority may be delegated to one or more officers of HLTH. The Compensation Committee has the authority to designate participants, determine the number, terms and conditions of options, establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2001 Stock Plan and make all other decisions and determinations that may be required under the 2001 Stock Plan. The Compensation Committee has delegated to Kevin Cameron, our Chief Executive Officer, the authority to grant options (up to certain per employee limits) and determine the terms and conditions of such grants in accordance with the terms of the Plan.

2002 Restricted Stock Plan.  The 2002 Restricted Stock Plan authorizes the granting of awards of shares of HLTH Common Stock that are subject to restrictions on transfer until such time as they are vested. As of December 31, 2006, 557,721 shares of restricted Common Stock were available for grant under the 2002 Restricted Stock Plan. All of our employees, other than those officers who are subject to Section 16(a) of the Securities Exchange Act, are eligible for grants under this Plan. The vesting schedule applicable to a restricted stock grant is generally 25% per year subject to the holder’s continued employment on the applicable dates. Unvested restricted stock is subject to forfeiture upon termination of employment. The 2002 Restricted Stock Plan is administered by the Compensation Committee of our Board of Directors, with responsibilities and authority similar to those described above for the 2001 Stock Plan. The authority to grant restricted stock and determine the terms and conditions thereof in accordance with the terms of this Plan (up to certain per employee limits) has been delegated to Kevin Cameron, our Chief Executive Officer.

Envoy Stock Plan.  In January 2000, our Board of Directors adopted the Envoy Stock Plan in connection with the acquisition of Envoy Corporation. The Envoy Stock Plan authorizes the granting of awards of non-qualified stock options to purchase shares of our Common Stock and grants of shares of Common Stock. As a result of the sale of Emdeon Business Services in September 2006, no further grants will be made under this Plan. On the closing date of the EBS Sale, the vesting of certain options issued under this Plan held by employees of EBS was accelerated and became exercisable and those employees generally had a 90 day period following the applicable closing date in which to exercise the accelerated options and any others granted under this Plan that were already vested. The other terms of the Envoy Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.

Option Agreement with Wayne Gattinella.  The option agreement, entered into on August 20, 2001, provides for a nonqualified stock option to purchase 600,000 shares of Common Stock, at an exercise price of $4.81 per share. The exercise price is equal to the closing price of HLTH Common Stock on the date of grant. No further shares of our Common Stock are available for grant under this option agreement. The option, which has vested with respect to all 600,000 shares and has been exercised with respect to 360,119 shares, expires on the tenth anniversary of the date of grant. For additional information, see “Executive Compensation — Employment Agreements with Named Executive Officers — Wayne T. Gattinella” above.

ABF Stock Plan.  The 2003 Nonqualified Stock Option Plan for Employees of Advanced Business Fulfillment, Inc., which we refer to as the ABF Stock Plan, was adopted on June 12, 2003 in connection with our acquisition of Advanced Business Fulfillment, or ABF. Grants under the plan were limited to ABF employees who were not executive officers of HLTH. At the time of the closing of the acquisition of ABF, options to purchase 3,570,000 shares of HLTH Common Stock were granted under the ABF Stock Plan to ABF employees. No further grants will be made under this Plan. The options have an exercise price of $11.73 (the fair market value of HLTH Common Stock on the closing date of the acquisition) and were scheduled to vest 25% per year subject to the holder’s continued employment on the applicable dates. On the closing date of the EBS Sale, the vesting of certain options issued under this Plan held by employees of EBS was accelerated and became exercisable and those employees generally had a 90 day period following the applicable closing date in which to exercise the accelerated options and any others granted under this Plan that were already vested. The other terms of the ABF Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.

Dakota Imaging Stock Plan.  The 2004 Nonqualified Stock Option Plan for Employees of Dakota Imaging, Inc., which we refer to as the Dakota Stock Plan, was adopted on April 19, 2004 in connection with our acquisition of Dakota Imaging. Grants under this Plan were limited to Dakota Imaging employees who were not executive officers of HLTH. At the time of the closing of the acquisition of Dakota Imaging, options to purchase 1,000,000 shares of HLTH Common Stock were granted under the Dakota Imaging Stock Plan to Dakota Imaging employees. No further grants will be made under this Plan. The options have an exercise price of $8.83 (the fair market value of HLTH Common Stock on the closing date of the acquisition) and vest 25% per year subject to the holder’s continued employment on the applicable dates. On the closing date of the EBS Sale, the vesting of certain options issued under this Plan held by employees of EBS was accelerated and became exercisable and those employees generally had a 90 day period following the applicable closing date in which to exercise the accelerated options and any others granted under this Plan that were already vested. The other terms of the Dakota Imaging Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.

ViPS Stock Plan.  The 2004 Nonqualified Stock Option Plan for Employees of ViPS, Inc., which we refer to as the ViPS Stock Plan, was adopted on July 28, 2004 in connection with our acquisition of ViPS. Grants under the plan were limited to ViPS employees who were not executive officers of HLTH. At the time of the closing of the acquisition of ViPS, options to purchase 989,000 shares of HLTH Common Stock were granted under the ViPS Stock Plan to ViPS employees. No further grants will be made under this Plan. The options have an exercise price of $7.27 (the fair market value of HLTH Common Stock on the closing date of the acquisition) and vest 25% per year subject to the holder’s continued employment on the applicable dates. The other terms of the ViPS Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with WHC

This section describes the material provisions of agreements between WHC (or one of its subsidiaries) and HLTH (or one of its subsidiaries other than WHC and its subsidiaries). The Consolidated Financial Statements of HLTH include the accounts of HLTH and all of its majority owned subsidiaries. Accordingly, transactions between HLTH and WHC are eliminated in consolidation. For additional information regarding the financial terms of these agreements and charges from WHC to HLTH and from HLTH to WHC under these agreements and certain predecessor arrangements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Transactions with HLTH” and Note 4 to the Consolidated Financial Statements included in WHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Services Agreement

We have entered into a Services Agreement with WHC pursuant to which we charge WHC for specified services provided by HLTH. Under the Services Agreement, HLTH receives an amount that reasonably approximates its cost of providing services to WHC. The services that HLTH provides to WHC include certain administrative services, including services relating to payroll, accounting, tax planning and compliance, employee benefit plans, legal matters and information processing. In addition, WHC reimburses HLTH for an allocated portion of certain expenses that HLTH incurs for outside services and similar items, including insurance and audit fees, outside personnel, facilities costs, professional fees, software maintenance fees and telecommunications costs. HLTH has agreed to make the services available to WHC for a term of up to 5 years following WHC’s initial public offering. However, WHC is not required, under the Services Agreement, to continue to obtain services from HLTH. In the event WHC wishes to receive those services from a third party or provide them internally, WHC has the option to terminate services, in whole or in part, at any time it chooses to do so, generally by providing, with respect to the specified services or groups of services, 60 days’ notice and, in some cases, paying a termination fee of not more than $30,000 to cover costs of HLTH relating to the termination. HLTH has the option to terminate the services that it provides to WHC, in whole or in part, if it ceases to provide such services for itself, upon at least 180 days’ written notice to WHC. WHC paid HLTH approximately $3,190,000 for services under the Services Agreement in 2006. In addition, during 2006, WHC provided HLTH with certain administrative services for which HLTH paid WHC approximately $496,000.

Registration Rights Agreement

We have entered into a Registration Rights Agreement with WHC, which requires WHC to use its reasonable best efforts, upon our request, to register under the applicable federal and state securities laws any of the shares of WHC’s equity securities owned by HLTH for sale in accordance with our intended method of disposition, and to take such other actions as may be necessary to permit the sale in other jurisdictions, subject to specified limitations. HLTH has the right to include the shares of WHC’s equity securities it beneficially owns in other registrations of these equity securities WHC initiates. WHC is required to pay all expenses incurred in connection with each registration, excluding underwriters’ discounts, if any. Subject to specified limitations, the registration rights are assignable by HLTH and its assignees. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Tax Sharing Agreement

We are a party to a Tax Sharing Agreement with WHC that governs the respective rights, responsibilities, and obligations of HLTH and WHC with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding taxes and related tax returns. In general, the Tax Sharing Agreement does not require HLTH or WHC to reimburse the other party to the extent of any net tax savings realized by the consolidated group, as a result of the group’s utilization of WHC’s or HLTH’s attributes, including net operating losses, during the period of consolidation. However, under the Tax Sharing Agreement, HLTH has agreed to compensate WHC for any use of WHC’s net operating losses that may result from certain extraordinary transactions. Specifically, if HLTH or any corporation that is controlled, directly or indirectly, by HLTH, other than WHC or its subsidiaries, has income or gain from the sale of assets (including a subsidiary) outside the ordinary course of business, extinguishment of debt or other extraordinary transaction (“Extraordinary Gains”), HLTH will make a payment to WHC and its subsidiaries (collectively, the “WHC Subgroup”) equal to 35% of the amount of the WHC Subgroup’s net operating losses (“NOLs”) that are absorbed in the consolidated tax return as a result of the incurrence of such Extraordinary Gains. In February 2007, HLTH reimbursed WHC $140 million as an estimate of the payment required pursuant to the Tax Sharing Agreement with respect to the EPS Sale and the EBS Sale which amount is subject to adjustment in connection with the filing of the applicable tax returns.

WHC has agreed in the Tax Sharing Agreement that it will not knowingly take or fail to take any action that could reasonably be expected to preclude HLTH’s ability to undertake a split-off or spin-off on a tax-free basis. WHC has also agreed that, in the event that HLTH decides to undertake a split-off or spin-off of WHC’s capital stock to HLTH’s shareholders, WHC will enter into a new Tax Sharing Agreement with HLTH that will set forth the parties’ respective rights, responsibilities and obligations with respect to any such split-off or spin-off.

Beneficial ownership of at least 80% of the total voting power and value of WHC’s capital stock is required in order for HLTH to continue to include the WHC Subgroup in its consolidated group for federal income tax purposes. It is the present intention of HLTH to continue to file a single consolidated federal income tax return with its eligible subsidiaries. Each member of the consolidated group for federal income tax purposes will be jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between WHC and HLTH during the period in which WHC is included in the consolidated group of HLTH, WHC could be liable for the federal income tax liability of any other member of the consolidated group in the event any such liability is incurred and not discharged by such other member. The Tax Sharing Agreement provides, however, that HLTH will indemnify WHC to the extent that, as a result of being a member of the consolidated group of HLTH, WHC becomes liable for the federal income tax liability of any other member of the consolidated group, other than the WHC Subgroup. Correspondingly, the Tax Sharing Agreement requires WHC to indemnify HLTH and the other members of the consolidated group with respect to WHC’s federal income tax liability. Similar principles generally will apply for income tax purposes in some state, local and foreign jurisdictions.

Indemnity Agreement

WHC and HLTH have entered into an Indemnity Agreement, under which WHC and HLTH have agreed to indemnify each other with respect to some matters. WHC has agreed to indemnify HLTH against liabilities arising from or based on:

•	the operations of WHC’s business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to HLTH; and

•	guarantees or undertakings made by HLTH to third parties in respect of WHC’s liabilities or obligations or those of WHC’s subsidiaries.

HLTH has agreed to indemnify WHC against liabilities arising from or based on:

•	the operations of the HLTH’s business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to WHC; and

•	certain pre-existing legal proceedings.

The agreement contains provisions governing notice and indemnification procedures.

Intellectual Property License Agreement

The Intellectual Property License Agreement governs certain rights, responsibilities, and obligations of HLTH and WHC with respect to the name “WebMD” and related intellectual property that HLTH has used. Under the Intellectual Property License Agreement, WHC agreed to license certain of its trademarks, trade names and service marks back to HLTH for an initial period of 12 months to allow HLTH to transition to its new name. Except as provided in the Intellectual Property License Agreement, HLTH transferred any right it may have to the name “WebMD” and the related intellectual property to WHC prior to the completion of WHC’s initial public offering.

Private Portals License

HLTH has licensed WHC’s private portal health and benefits management services for use by HLTH’s employees and the employees of its other subsidiaries for a period of three years, through June 30, 2008. The fees payable by HLTH to WHC for this license for 2006 were approximately $250,000.

Little Blue Book License

Prior to completion of the EPS Sale, for an annual license fee of $250,000, certain of WHC’s subsidiaries provided a license to a subsidiary of HLTH of certain physician-related information for use by HLTH’s subsidiary in communicating with physicians.

Product Development, Marketing and Related Arrangements

On January 31, 2006, HLTH and WHC entered into agreements to support each other’s product development and marketing of certain product lines. The parties agreed that WHC would, in general, manage the product development and marketing of HLTH’s and WHC’s product lines in the following areas:

•	online tools and applications that are displayed to physicians and consumers that provide “quality” ratings of providers and that analyze patient care (we refer to these types of applications as External Clinical Quality Applications); and

•	online tools and applications that are displayed to end-user consumers, plan members and/or patients to assist in (a) communicating with, or viewing information from, providers or payers, (b) making informed benefit, provider and/or treatment choices through access to content, personal health records, plan comparison tools, benefit comparison tools, cost treatment indicators, calculators, etc. or (c) managing and utilizing consumer-directed health plans and the related health savings accounts and other consumer directed financial accounts (we refer to all of these types of applications as Consumer-Directed Applications).

The agreements provided that HLTH could continue to develop and market products and services that were principally provided for internal use by healthcare payers and that provide clinical quality measures of physicians, hospitals and providers, and analytics and reporting to such payers on the quality of patient care (we refer to these types of applications as Internal Clinical Quality Services) and that WHC may develop and market its own Internal Clinical Quality Services and that WHC may, but is not required to, sell HLTH’s Internal Clinical Quality Services. The parties also agreed to work together to try to develop certain other products and services.

In connection with the EPS Sale, WHC, HLTH and EPS amended the existing arrangements applicable to EPS, including by placing the provisions relating to EPS in a separate agreement. In the separate agreement, EPS agreed to continue its relationship with WHC to exclusively integrate WHC’s personal health record with its clinical products, including its electronic medical record.

In connection with the EBS Sale, WHC, HLTH and EBS amended the existing arrangements applicable to EBS, including by placing the provisions relating to EBS into separate agreements. In the separate agreements EBS agreed to continue its strategic relationships with WHC and to market WHC’s online decision-support platform and tools that support consumer directed health plans and health savings accounts to its payer customers for integration into their consumer directed health plan offerings. In addition, EBS agreed to license certain de-identified data to HLTH and its subsidiaries, including WHC, for use in the development and commercialization of certain applications that use clinical information, including consumer decision-support applications.

Following the amendments described above, HLTH and WHC continue to be parties to a Business Services Agreement. The terms of this agreement, which will remain in effect until January 2011, unless terminated earlier in accordance with its terms, include the following:

•	External Clinical Quality Applications. HLTH will provide a perpetual license to WHC of HLTH’s External Clinical Quality Applications. In addition, WHC will be permitted to develop, market and sell its own or other third party External Clinical Quality Applications. During the term of this Agreement, HLTH will not provide External Clinical Quality Applications as stand-alone products other than through WHC; provided, however, that HLTH will be permitted to offer External Clinical Quality Applications to its potential or current payer customers in connection with the integration of External Clinical Quality Applications with other HLTH core services. During the term of this agreement, WHC will pay HLTH a 20% royalty on net sales of HLTH’s External Clinical Quality Applications (or, in particular instances, other mutually agreed on royalties). In addition, if WHC requires customization or incremental development of an HLTH External Clinical Quality Application in connection with a potential sale, and/or if WHC needs assistance in resolving a performance issue regarding an HLTH External Clinical Quality Application, HLTH will charge WHC customary rates for such assistance. The pricing pursuant to which WHC will make the HLTH External Clinical Quality Applications available to an HLTH customer will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume or commitment levels. Upon termination of the agreement, HLTH has agreed to provide WHC with a copy of the underlying source code and documentation for the External Clinical Quality Applications so that WHC may continue to use the perpetual license to such products.

•	Internal Clinical Quality Applications. HLTH may make available to WHC customers HLTH’s Internal Clinical Quality Services for integration with WHC’s products and services. The pricing pursuant to which HLTH will make HLTH’s Internal Clinical Quality Services available to WHC customers will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume/commitment levels. WHC may also develop and sell its own Internal Clinical Quality Services or license and work with third parties for such services. HLTH will pay WHC a 10% sales commission on net sales of HLTH’s Internal Clinical Quality Services by WHC.

•	Consumer-Directed Applications. HLTH has, in general, agreed that WHC will manage the product development and marketing of Consumer-Directed Applications and that, except as described below, HLTH will not make such applications available itself or through a third party, other than in conjunction with WHC.

—	If HLTH identifies a need for a Consumer-Directed Application in order to support a business requirement related to the marketing of its core services, HLTH will first present WHC with the opportunity to meet HLTH’s requirement. If WHC elects not to pursue this opportunity or if, after electing to do so, fails to meet the applicable delivery schedule, HLTH may pursue that opportunity through a third party or on its own, on substantially the same terms. For each Consumer-Directed Application provided to HLTH, WHC is paid the greater of: (a) WHC’s cost plus 50%; or (ii) WHC’s established market price for such product (which price will be competitive with the pricing WHC provides to other similar customers purchasing substantially the same products at the same volume/commitment levels). In addition, if HLTH sells the Consumer-Directed Application to a third party, HLTH will pay WHC a 10% royalty on net sales of the application.

—	In addition, WHC and HLTH have agreed to work together to develop a potential Consumer Directed Application that may provide information regarding the potential cost of care or financial responsibility for individual medical and/or drug claims. HLTH has agreed that any such product developed that provides a patient or plan member view as to the portion of the cost of care for which the patient or plan member is responsible shall be provided through WHC, and during the term of this agreement, HLTH will not make such product available itself or through a third party other than in conjunction with WHC. If HLTH and WHC develop such product, they have agreed to negotiate an equitable allocation between the parties of the sales price for such product.

—	The provisions of the agreement relating to Consumer-Directed Applications do not apply to the certain HLTH products and services, including services provided by ViPS under contracts with the United States government and/or state governments.

Other Business Arrangements with WHC

We have in the past, and may from time to time in the future, have small transactions with WHC or its subsidiaries not involving an ongoing contract. For example, from time to time, HLTH has advertised some of its products and services on WHC’s physician portals.

Other Related Party Transactions

We were reimbursed approximately $255,000 and $259,000 for 2006 and 2005, respectively, by Martin J. Wygod, our Chairman of the Board, and a corporation that he controls, for personal use of certain of our staff and office facilities and for the personal portion of certain travel expenses.

Affiliates of FMR Corp. provide services to us in connection with the HLTH 401(k) Savings and Employee Stock Ownership Plan and the Porex 401(k) Savings Plan. FMR Corp. beneficially owned, based on its holdings as of December 31, 2006, shares representing approximately 13.0% of HLTH’s outstanding Common Stock and approximately 10.8% of the outstanding WHC Class A Common Stock. During 2006, the aggregate amount charged to HLTH for these services was approximately $82,000. In 2004, our WebMD segment entered into an agreement with Fidelity Human Resources Services Company LLC (“FHRS”) (formerly known as Fidelity Employer Services Company LLC), an affiliate of FMR Corp., to integrate WebMD’s private portals product into the services FHRS provides to its clients. FHRS provides human resources administration and benefit administration services to employers. HLTH recorded revenue of $7,802,000 in 2006, and $2,145,000 was included in accounts receivable as of December 31, 2006, related to the FHRS agreement. For additional information, see “WebMD — Private Portals — Relationship with Fidelity Human Resources Services Company LLC” in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2006 and Note 20 to the Consolidated Financial Statements included in that Annual Report.

Audit Committee Review of Related Party Transactions

Under our company’s Code of Business Conduct, directors and executive officers are required to disclose to our General Counsel or Compliance Officer any transactions or relationships they are involved in that present or may present a conflict of interest with our company, including those that would be required to be disclosed as a related party transaction under applicable SEC rules. Under our Code of Business Conduct and the Audit Committee Charter, the Audit Committee has authority to determine whether to approve or ratify such transactions and relationships on behalf of our company, other than transactions between HLTH and WHC which, as described below, are overseen by the Related Parties Committee of the Board. The Audit Committee considers whether to ratify or approve such transactions and relationships on a case-by-case basis, rather than pursuant to a general policy.

If not disclosed to the Audit Committee or if, after disclosure, not ratified or approved by the Audit Committee, a transaction or relationship presenting a conflict of interest or potential conflict of interest between a director or executive officer and our company may violate our Code of Business Conduct and other company policies. When reviewing such a relationship or transaction, the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and, if not, whether they are otherwise reasonable and fair to HLTH. In addition, the Audit Committee will consider the nature of the related party’s interest in the transaction and the significance of the transaction to the related party. If the transaction involves a non-employee director, the Audit Committee may also consider whether the transaction would compromise the director’s independence. The Audit Committee may condition its ratification or approval of a transaction or relationship on imposition of specified limitations on the transaction or relationship or specific monitoring requirements on an ongoing basis.

In the case of transactions and relationships between HLTH and WHC, our Board has delegated ongoing authority to ratify, approve and monitor them to the Related Parties Committee of the Board. See “Corporate Governance — Committees of the Board of Directors — Related Parties Committee” above. The Related Parties Committee of the HLTH Board consists solely of non-employee directors who are not also directors of WHC. WHC has a similar committee with authority to ratify, approve and monitor those transactions and relationships on its behalf, consisting solely of non-employee directors who are not also directors of HLTH.

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee of our Board of Directors are Paul A. Brooke, James V. Manning and Joseph E. Smith and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with HLTH’s management and registered public accounting firm;

•	pre-approving any permitted non-audit services provided by our registered public accounting firm;

•	approving the fees to be paid to our registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls with HLTH’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with HLTH’s management and registered public accounting firm;

•	approving our internal audit plan and reviewing reports of our internal auditors;

•	determining whether to approve related party transactions (see “Related Party Transactions — Audit Committee Review of Related Party Transactions” above); and

•	overseeing the administration of HLTH’s Code of Business Conduct.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is included as Annex A to this Proxy Statement.

This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for 2006 and particularly with regard to our audited consolidated financial statements and the related schedule included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, both as originally filed and as contained in Amendment No. 2 to the Form 10-K. Amendment No. 2 was filed on May 10, 2007 to amend and restate the consolidated financial statements included in the original filing because we identified an error in our accounting for non-cash income tax expense and related deferred taxes. For additional information, see Note 24, “Restatement of Consolidated Financial Statements” located in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K, as amended.

Our management has the primary responsibility for HLTH’s financial statements and reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on management’s assessment and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to HLTH’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, both as originally filed and as contained in Amendment No. 2 to the Form 10-K. In addition, the Audit Committee reviewed with HLTH’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards

No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst &Young the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, both as originally filed and as contained in Amendment No. 2 to the Form 10-K. In addition, the Audit Committee discussed with Ernst & Young their independence from management and HLTH, including the matters in the written disclosures required of Ernst & Young by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted, on an interim basis, by the Public Company Accounting Oversight Board pursuant to Rule 3600T. The Audit Committee also considered whether the provision of non-audit services (see the section entitled “Services and Fees of Ernst & Young” in Proposal 2 below) during 2006 by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

Additionally, the Audit Committee discussed with our independent auditors the overall scope and plan for their audit of our financial statements and their audits of our internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of HLTH’s internal controls and the overall quality of HLTH’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of HLTH’s internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young as our independent auditors for 2007.

Paul A. Brooke
James V. Manning
Joseph E. Smith

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be HLTH’s independent auditor for the current fiscal year and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify that appointment. Ernst & Young has served as our independent auditors since 1995.

Our Board of Directors unanimously recommends a vote “FOR” the approval of Proposal 2

Although stockholder approval of the Audit Committee’s appointment of Ernst & Young is not required by law, the Board of Directors believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young.

A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders. If the selection of Ernst & Young is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in HLTH’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.

Services and Fees of Ernst & Young

In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2006 and 2005 and to review our quarterly financial statements during those years, we retained Ernst & Young to provide certain related services. The fees for Ernst & Young’s services to HLTH were:

Type of Fees	2006	2005

Audit Fees	$3,919,332	$4,870,853
Audit-Related Fees	2,393,470	93,600
Tax Fees	280,982	76,512
All Other Fees	1,500	1,750

Total Fees	$6,595,284	$5,042,715

In the above table, in accordance with applicable SEC rules:

•	“audit fees” include: (a) fees billed for professional services (i) for the audit of the consolidated financial statements included in our Annual Report on Form 10-K for that fiscal year, and (ii) for review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q filed for that fiscal year and (iii) for the audit of internal control over financial reporting and management’s assessment of internal control over financial reporting for that fiscal year; (b) fees billed for professional services (i) for the audit of the consolidated financial statements included in WHC’s Annual Report on Form 10-K for that fiscal year, (ii) for review of the consolidated financial statements included in WHC’s Quarterly Reports on Form 10-Q filed for that fiscal year and (iii) for 2006, for the WHC audit of internal control over financial reporting and management’s assessment of internal control over financial reporting with respect to WHC; (c) fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for that year; and (d) for 2005, fees billed for a standalone audit of WHC for inclusion in WHC’s filings on Form S-1;

•	“audit-related fees” are fees billed in the year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, which consisted of fees related to audits of our employee benefit plans for that year and, for 2006, included fees for the audit, due diligence and other services related to the EBS Sale and the EPS Sale;

•	“tax fees” are fees billed in the year, if any, for professional services for tax compliance, tax advice, and tax planning and consisted of fees for tax consulting related to net operating loss analysis and for compliance assistance; and

•	“all other fees” are fees billed in the year, if any, for any products and services not included in the first three categories and consisted of a subscription to Ernst & Young’s online research tool.

None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committee. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to us in 2006 is compatible with Ernst & Young maintaining their independence.

Our Audit Committee considers whether to pre-approve permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, our Audit Committee has delegated to its Chairman the authority to pre-approve permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

We expect to hold our 2008 Annual Meeting of Stockholders on September 23, 2008. Proposals that stockholders intend to present at that meeting must be received by us not later than April 18, 2008 if they are to be eligible for consideration for possible inclusion in HLTH’s Proxy Statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made. In addition, our Bylaws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in our Proxy Statement. For these nominations or other business to be properly brought before the meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of HLTH at least 60 days and not more than 90 days in advance of the annual meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not intended to be included in our proxy materials, should be sent to: Secretary, HLTH Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not intended for inclusion in the Proxy Statement relating to that meeting, notice from the stockholder in accordance with the requirements in our Bylaws must be received by us no later than July 18, 2008, unless the date of the meeting is changed, in which case we will announce any change in the date by which the notice must be received by us when we first announce the change in meeting date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement.

We make available free of charge at www.hlth.com (in the “About HLTH” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

MISCELLANEOUS

Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than HLTH, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.

The material under the headings “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that HLTH specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A

HLTH CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

AS AMENDED THROUGH JULY 26, 2007

A.	Purpose and Role

1. General.  The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of HLTH Corporation (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

•	the audits of the Corporation’s financial statements, and

•	related matters, including administration of the Corporation’s Code of Business Conduct;

with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on the NASDAQ Global Market under applicable law and under the listing standards of The NASDAQ Stock Market.

2. Oversight Role.  The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.

3. Reporting Relationships; Retention Authority.  The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B.	Composition

1. Members.  The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2. Qualifications.  Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of audit committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on the NASDAQ Global Market;

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on the NASDAQ Global Market;

•	each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•	at least one member of the Committee shall, in the judgment of the Board, have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•	at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.

In the event that the Board determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.

3. Chairperson.  A Chairperson of the Committee may be appointed by the Board or the Committee.

4. Removal and Replacement.  The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations

1. Meetings.  The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2. Agenda; Reports.  The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; with the Corporation’s head of internal audit without any other members of

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
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ANNEX A – PAGE 2

management present; and with appropriate representatives of any outside provider of co-sourced internal audit services without any members of management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3. Report to Board.  The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee

1. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

2. The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.

3. In consultation with corporate management, the Corporation’s registered public accounting firm, and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	All critical accounting policies and practices used by the Corporation,

•	All alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX A – PAGE 3

•	Other material written communications between the Corporation’s registered public accounting firm and management.

4. The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•	a report by the Corporation’s registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.

5. At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.

6. The Committee shall pre-approve, to the extent required by applicable law, all audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.

7. The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.

8. The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.

9. The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.

10. The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.

11. The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX A – PAGE 4

12. The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.

13. The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.

14. The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall construe all terms, provisions, conditions and limitations of the Code and shall make factual determinations required for the administration of the Code and, in connection with such administration shall:

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.

The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance and such other matters as the Committee may determine to be appropriate.

15. The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.

16. The Chairperson of the Committee shall coordinate with the Chairperson of the Audit Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation, except with respect to the authority to amend the Code and to grant waivers to Corporation’s directors, executive officers and senior financial officers.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX A – PAGE 5

The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX A – PAGE 6

ANNEX B

HLTH CORPORATION

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

AS AMENDED THROUGH JULY 26, 2007

A.	Purpose

1. General.  The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of HLTH Corporation (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.

2. Equity Compensation Plans.  The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans.

B.	Composition

1. Members.  The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2. Qualifications.  Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of compensation committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In addition, each member shall, in the judgment of the Board, also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

•	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

•	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).

In the event that the Board determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3. Chairperson.  A Chairperson of the Committee may be appointed by the Board or the Committee.

4. Removal and Replacement.  The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations

1. Meetings.  The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2. Agenda; Reports.  The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3. Report to Board.  The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee

1. The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.

2. The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.

3. The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.

4. The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives.

5. The Committee shall assist the Board and the Governance & Compliance Committee of the Board in overseeing the development of executive succession plans.

6. The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.

7. The Committee shall have, to the full extent permitted by applicable law, the Certification of Incorporation of the Corporation, the By-laws of the Corporation and the listing standards of The NASDAQ

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX B – PAGE 2

Stock Market applicable to the Corporation, all of the power and authority of the Board with respect to the adoption and amendment of Plans.

8. The Committee shall review the Plans from time to time, as it deems appropriate, and may recommend to the Board any changes in such Plans that the Committee determines to be necessary or appropriate or, to the full extent permitted by Paragraph 7 of this Section D, use the authority delegated to the Committee by the Board to approve any such changes it determines to be necessary or appropriate.

9. The Committee shall oversee the Company’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).

10. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, senior executive recruitment and management development, corporate governance and such other matters as the Committee may determine to be appropriate.

12. The Committee shall: (a) review and discuss with the Corporation’s management the Compensation Discussion and Analysis (CD&A) to be included in the Corporation’s annual proxy statement and Annual Report on Form 10-K (whether directly or by incorporation by reference) and determine whether to recommend to the Board that the CD&A be included in those filings with the Securities and Exchange Commission; and (b) provide a Compensation Committee Report, for inclusion in those filings, that complies with the rules and regulations applicable to those filings.

13. The Chairperson of the Committee shall coordinate with the Chairperson of the Compensation Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.

The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX B – PAGE 3

ANNEX C

HLTH CORPORATION

AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER

AS AMENDED THROUGH JULY 26, 2007

A.	Purpose

1. General.  The Nominating Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of HLTH Corporation (the “Corporation”) to assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.

2. Diversity.  The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Nominating Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Company and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B.	Composition

1. Members.  The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2. Qualifications.  Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of nominating committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In the event that the Board determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3. Chairperson.  A Chairperson of the Committee may be appointed by the Board or the Committee.

4. Removal and Replacement.  The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations

1. Meetings.  The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least once per year in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2. Agenda; Reports.  The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3. Report to Board.  The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee

1. The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

2. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

3. In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board candidates both in the corporate environment as well as other enterprises, such as government, academia, private enterprise, complex non-profit organizations, and professions that serve them, such as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.

4. The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ Global Market, identify and recommend to the Board:

i. the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii. persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii. persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.

AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX C – PAGE 2

5. The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.

6. The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.

7. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s corporate governance and such other matters as the Committee may determine to be appropriate.

8. The Chairperson of the Committee shall coordinate with the Chairperson of the Nominating Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate.

The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel, and to review and approve their fees and other retention terms, and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX C – PAGE 3

ANNEX D

HLTH CORPORATION

AMENDED AND RESTATED GOVERNANCE & COMPLIANCE COMMITTEE CHARTER

AS AMENDED THROUGH JULY 26, 2007

A.	Purpose; Membership

1. Purpose.  The Governance & Compliance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of HLTH Corporation (the “Corporation”): (a) to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation; (b) to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and to provide additional oversight of those compliance programs; and (c) to provide oversight of senior executive recruitment and management development.

2. Membership.  The Committee shall consist of the Chairpersons of the Board’s Nominating Committee, Compensation Committee and Audit Committee. Unless otherwise determined by the Committee, the Chairperson of the Nominating Committee shall serve as the Chairperson of the Committee. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board as Chairpersons of the Nominating, Compensation or Audit Committee, as the case may be.

B.	Operations

1. Meetings.  The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year, one of which meetings shall be held in advance of the Board’s determination regarding proposals to be included in the Proxy Statement for the Annual Meeting of Stockholders.

2. Agenda; Reports.  The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3. Report to Board.  The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

C.	Authority and Responsibilities Delegated to the Committee

1. The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.

2. The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.

3. The Committee may, if it deems it appropriate to do so, develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.

4. The Committee shall assess the adequacy of this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

5. The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, be responsible for making any required determinations regarding the independence of the members of the Board.

6. The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.

7. The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation and development of management talent.

8. The Chairperson of the Committee shall coordinate with the Chairperson of the Governance & Compliance Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate.

The Committee shall have the power to retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED GOVERNANCE & COMPLIANCE COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 26, 2007

ANNEX D – PAGE 2

HLTH CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
September 18, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints each of Mark D. Funston, Lewis H. Leicher and Charles A. Mele as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2007 Annual Meeting of Stockholders of HLTH CORPORATION, to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, on September 18, 2007 at 9:30 a.m, Eastern time, and at any adjournment or postponement thereof, on the matters set forth below and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.
     WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.